                                                                     EXHIBIT 4.3

                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------

                                     AMONG

                         KELLEY OIL & GAS CORPORATION,
                            KELLEY OIL CORPORATION,
                                      AND
                        KELLEY OPERATING COMPANY, LTD.,
                                 AS BORROWERS,

                         CONCORDE GAS MARKETING, INC.,
            KELLEY PARTNERS 1992 DEVELOPMENT DRILLING JOINT VENTURE,
            KELLEY PARTNERS 1994 DEVELOPMENT DRILLING JOINT VENTURE,
               KELLEY PARTNERS 1992 DEVELOPMENT DRILLING PROGRAM,
                                      AND
               KELLEY PARTNERS 1994 DEVELOPMENT DRILLING PROGRAM,
                                 AS GUARANTORS,

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                   AS AGENT,

                             CHASE SECURITIES INC.,
                       AS ARRANGER AND SYNDICATION AGENT,

                                      AND
                          THE LENDERS SIGNATORY HERETO


                         DATED AS OF DECEMBER 12, 1996

                     $125,000,000 REVOLVING CREDIT FACILITY

                               TABLE OF CONTENTS
                               -----------------

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
ARTICLE I
  DEFINITIONS AND ACCOUNTING MATTERS
  Section 1.01  Terms Defined Above................................................................             1
  Section 1.02  Certain Defined Terms..............................................................             1
  Section 1.03  Accounting Terms and Determinations................................................            19

ARTICLE II
  COMMITMENTS
  Section 2.01  Loans and Letters of Credit........................................................            19
  Section 2.02  Borrowings, Continuations and Conversions, Letters of Credit.......................            20
  Section 2.03  Changes of Commitments.............................................................            22
  Section 2.04  Fees...............................................................................            22
  Section 2.05  Several Obligations................................................................            23
  Section 2.06  Notes..............................................................................            23
  Section 2.07  Prepayments........................................................................            23
  Section 2.08  Borrowing Base.....................................................................            24
  Section 2.09  Assumption of Risks................................................................            26
  Section 2.10  Obligation to Reimburse and to Prepay..............................................            26
  Section 2.11  Lending Offices....................................................................            28

ARTICLE III
  PAYMENTS OF PRINCIPAL AND INTEREST
  Section 3.01  Repayment of Loans.................................................................            29
  Section 3.02  Interest...........................................................................            29

ARTICLE IV
  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.
  Section 4.01  Payments...........................................................................            30
  Section 4.02  Pro Rata Treatment.................................................................            30
  Section 4.03  Computations.......................................................................            30
  Section 4.04  Non-receipt of Funds by the Agent..................................................            31
  Section 4.05  Setoff, Sharing of Payments, Etc...................................................            31
  Section 4.06  Taxes..............................................................................            32


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
  Section 4.07  Disposition of Proceeds............................................................           35
  Section 4.08  Joint and Several..................................................................           35

ARTICLE V
  CAPITAL ADEQUACY
  Section 5.01  Additional Costs, Etc..............................................................           36
  Section 5.02  Limitation on Eurodollar Loans.....................................................           38
  Section 5.03  Illegality.........................................................................           38
  Section 5.04  Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03...........................           38
  Section 5.05  Compensation.......................................................................           39

ARTICLE VI
  CONDITIONS PRECEDENT
  Section 6.01  Initial Funding....................................................................           40
  Section 6.02  Initial and Subsequent Loans and Letters of Credit.................................           41

ARTICLE VII
  REPRESENTATIONS AND WARRANTIES
  Section 7.01  Existence..........................................................................           42
  Section 7.02  Financial Condition................................................................           43
  Section 7.03  Litigation.........................................................................           43
  Section 7.04  No Breach..........................................................................           43
  Section 7.05  Authority..........................................................................           44
  Section 7.06  Approvals..........................................................................           44
  Section 7.07  Use of Loans.......................................................................           44
  Section 7.08  ERISA..............................................................................           44
  Section 7.09  Taxes..............................................................................           45
  Section 7.10  Title, Etc.........................................................................           46
  Section 7.11  No Material Misstatements..........................................................           46
  Section 7.12  Investment Company Act.............................................................           47
  Section 7.13  Public Utility Holding Company Act.................................................           47
  Section 7.14  Subsidiaries and Partnerships......................................................           47
  Section 7.15  Location of Business and Offices...................................................           47
  Section 7.16  Defaults...........................................................................           47
  Section 7.17  Environmental Matters..............................................................           47
  Section 7.18  Compliance with the Law............................................................           49
  Section 7.19  Insurance..........................................................................           49
  Section 7.20  Hedging Agreements.................................................................           49


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
  Section 7.21  Restriction on Liens...............................................................           50
  Section 7.22  Solvency...........................................................................           50

ARTICLE VIII
  AFFIRMATIVE COVENANTS
  Section 8.01  Financial Statements...............................................................           50
  Section 8.02  Litigation.........................................................................           52
  Section 8.03  Maintenance, Etc...................................................................           52
  Section 8.04  Environmental Matters..............................................................           54
  Section 8.05  Further Assurances.................................................................           54
  Section 8.06  Performance of Obligations.........................................................           55
  Section 8.07  Reserve Reports....................................................................           55
  Section 8.08  Title Information..................................................................           56
  Section 8.09  Additional Collateral..............................................................           56
  Section 8.10  ERISA Information and Compliance...................................................           57
  Section 8.11  Restricted Subsidiaries to be Obligors.............................................           57


ARTICLE IX
  NEGATIVE COVENANTS
  Section 9.01  Debt...............................................................................           58
  Section 9.02  Liens..............................................................................           59
  Section 9.03  Investments, Loans and Advances....................................................           59
  Section 9.04  Dividends, Distributions and Redemptions...........................................           60
  Section 9.05  Sales and Leasebacks...............................................................           61
  Section 9.06  Nature of Business.................................................................           61
  Section 9.07  Limitation on Leases...............................................................           61
  Section 9.08  Mergers, Etc.......................................................................           61
  Section 9.09  Proceeds of Notes..................................................................           61
  Section 9.10  ERISA Compliance...................................................................           62
  Section 9.11  Sale or Discount of Receivables....................................................           63
  Section 9.12  Ratio of Total Senior Funded Debt to EBITDA........................................           63
  Section 9.13  Interest Coverage Ratio............................................................           63
  Section 9.14  Sale of Oil and Gas Properties.....................................................           64
  Section 9.15  Environmental Matters..............................................................           64
  Section 9.16  Transactions with Affiliates.......................................................           64
  Section 9.17  Subsidiaries and Partnerships......................................................           64
  Section 9.18  Negative Pledge Agreements.........................................................           65
  Section 9.19  Partnership Agreement..............................................................           65
  Section 9.20  Subordinated Debt and Senior Subordinated Notes....................................           65
  Section 9.21  Gas Imbalances.....................................................................           65

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
ARTICLE X
  EVENTS OF DEFAULT; REMEDIES
  Section 10.01  Events of Default.................................................................           66
  Section 10.02  Remedies..........................................................................           68

ARTICLE XI
  THE AGENT
  Section 11.01  Appointment, Powers and Immunities................................................           69
  Section 11.02  Reliance by Agent.................................................................           70
  Section 11.03  Defaults..........................................................................           70
  Section 11.04  Rights as a Lender................................................................           70
  Section 11.05  INDEMNIFICATION...................................................................           70
  Section 11.06  Non-Reliance on Agent and other Lenders...........................................           71
  Section 11.07  Action by Agent...................................................................           71
  Section 11.08  Resignation or Removal of Agent...................................................           71
  Section 11.09  CSI...............................................................................           72

ARTICLE XII
  MISCELLANEOUS
  Section 12.01  Waiver............................................................................           72
  Section 12.02  Notices...........................................................................           72
  Section 12.03  Payment of Expenses, Indemnities, Etc.............................................           72
  Section 12.04  Amendments, Etc...................................................................           74
  Section 12.05  Successors and Assigns............................................................           74
  Section 12.06  Assignments and Participations....................................................           75
  Section 12.07  Invalidity........................................................................           76
  Section 12.08  Counterparts......................................................................           76
  Section 12.09  References........................................................................           76
  Section 12.10  Survival..........................................................................           77
  Section 12.11  Captions..........................................................................           77
  Section 12.12  No Oral Agreements................................................................           77
  Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.........................................           77
  Section 12.14  Interest..........................................................................           78
  Section 12.15  Confidentiality...................................................................           79
  Section 12.16  Effectiveness.....................................................................           80
  Section 12.17  Prior Debt Security Instruments...................................................           80

Exhibit A - Form of Note
Exhibit B - Form of Borrowing, Continuation and Conversion Request Exhibit C - Form of Compliance Certificate
Exhibit D - List of Security Instruments
Exhibit E - Form of Assignment Agreement
Exhibit F - List of Maximum Credit Amounts

Schedule 7.02 - Liabilities
Schedule 7.03 - Litigation
Schedule 7.09 - Taxes
Schedule 7.10(a)- Titles, etc.
Schedule 7.14 - Subsidiaries and Partnerships
Schedule 7.17 - Environmental Matters
Schedule 7.19 - Insurance
Schedule 7.20 - Hedging Agreements
Schedule 9.01 - Debt
Schedule 9.02 - Liens
Schedule 9.03 - Investments, Loans and Advances
Schedule 9.16 - Transactions with Affiliates

          THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 12, 1996 is among: KELLEY OIL & GAS CORPORATION, a Delaware corporation (the "Parent"), KELLEY OIL CORPORATION, a Delaware corporation ("KOC"), KELLEY OPERATING COMPANY, LTD., a limited partnership formed under the laws of the State of Texas ("Kelley Operating"; the Parent, KOC and Kelley Operating, collectively, the "Borrowers"); CONCORDE GAS MARKETING, INC., a Delaware corporation ("Concorde"), 92 JV (as defined in Section 1.02), 94 JV (as defined in Section 1.02), 92 DDP (as defined in Section 1.02) and 94 DDP (as defined in
Section 1.02); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); TEXAS COMMERCE BANK NATIONAL ASSOCIATION (in its individual capacity, "TCB," as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent")); and CHASE SECURITIES INC. (in its individual or any other capacity, "CSI").


                                R E C I T A L S
                                ---------------

     A. The Borrowers have requested that the Lenders amend, extend and rearrange all of the Prior Debt (as hereafter defined) and provide certain loans to and extensions of credit on behalf of the Borrowers for general business purposes; and

     B. The Lenders have agreed to amend, extend and rearrange the Prior Debt and to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

     C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree to amend and restate the Prior Credit Agreement (as hereafter defined) as follows:


                                 ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

          Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Agent," "Borrowers," "CSI," "Kelley Operating," "Concorde," "KOC," "Guarantors," "Lender," "Lenders," "Parent," and "TCB," shall have the meanings indicated above.

          Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "92 DDP" shall mean Kelley Partners 1992 Development Drilling Program, a Texas limited partnership.

          "94 DDP" shall mean Kelley Partners 1994 Development Drilling Program, a Texas limited partnership.

          "92 JV" shall mean Kelley Partners 1992 Development Drilling Joint Venture, a general partnership formed under the laws of the State of Texas, pursuant to the Joint Venture Agreement dated November 27, 1992 between 92 DDP and Kelley Operating, as amended.

          "94 JV" shall mean Kelley Partners 1994 Development Drilling Joint Venture, a general partnership formed under the laws of the State of Texas, pursuant to the Joint Venture Agreement dated February 28, 1994 between 94 DDP and Kelley Operating, as amended.

          "Additional Costs" shall have the meaning assigned such term in
     Section 5.01(a).

          "Affected Loans" shall have the meaning assigned such term in Section 5.04.

          "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause
     (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person. For the purposes of Section 9.16, shareholders and Affiliates of BSC that would not be Affiliates of any of the Obligors or any of their Subsidiaries other than by reason of being shareholders or Affiliates of BSC, and that neither in fact participate in the management of any of BSC, BP Co., the Obligors or any of their Subsidiaries, nor are controlled by BSC or BP Co., or any of their respective Affiliates who in fact participate in the management of any of BSC, BP Co., the Obligors or any of their Subsidiaries, shall not be deemed to be Affiliates of the Obligors or any of their Subsidiaries.

          "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

          "Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03.

          "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders ($125,000,000) as the same may be reduced pursuant to Section 2.03(b).

          "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean (i) 0.0% per annum with respect to Base Rate Loans and (ii) with respect to Eurodollar Loans, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization as in effect from time to time:

          Borrowing Base Utilization                Applicable Margin
          --------------------------                -----------------

          Less than or equal
          to 33%                                          1.00%

          Greater than 33%, but
          less than or equal
          to 66%                                          1.25%

          Greater than 66%                                1.50%

     Each change in the Applicable Margin resulting from a change in the Borrowing Base Utilization shall take effect at the time of such change in the Borrowing Base Utilization.

          "Assignment" shall have the meaning assigned such term in Section 12.06(b).

          "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

          "Bessemer" shall mean Bessemer Holdings, L.P., a Delaware limited partnership.

          "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

          "Borrowing Base Utilization" shall mean the result, expressed as a percentage, determined by dividing (i) the sum of (a) the aggregate amount of all Loans outstanding plus (b) the LC Exposure by (ii) the Borrowing Base then in effect.

          "BP Co." shall mean Bessemer Partners & Co.

          "BSC" shall mean Bessemer Securities Corporation.

          "Business Day" shall mean any day other than a Saturday or Sunday or a day on which commercial banks are authorized or required to close in New York, New York or Houston, Texas and, where such term is used in the definition of "Quarterly Date" and, when used in connection with a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrowers with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any such day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Change of Control" shall mean (i) Bessemer or its Affiliates shall cease to beneficially own (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, at least 20% (on a fully diluted basis) of the total of all equity interests in the Parent and at least 20% of the combined voting power of all securities of the Parent entitled to vote in the election of directors; (ii) any Person or two or more Persons acting in concert (other than Bessemer or its Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of Voting Stock of the Parent (or other securities convertible into such Voting Stock), representing a greater percentage of the combined voting power of all Voting Stock of the Parent than the percentage of the combined voting power of all Voting Stock of the Parent owned directly, or indirectly through Bessemer or its Affiliates; or (iii) any Person or two or more Persons acting in concert (other than Bessemer or its Affiliates) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise directly or indirectly, a controlling influence over the management or policies of the Parent.

          "Closing Date" shall mean December 12, 1996.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

          "Commitment" shall mean, for any Lender, its obligation to make Loans up to the lesser of such Lender's Maximum Credit Amount or the Lender's Percentage Share of the then effective Borrowing Base and to participate in the Letters of Credit as provided in Section 2.01(b).

          "Consolidated Net Income" shall mean with respect to the Parent and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Parent and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (to the extent otherwise included therein) the following:
     (i) the net income of any Person in which the Parent or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Parent or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets.

          "Consolidated Subsidiaries" shall mean each Subsidiary of the Parent or the Borrowers (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Parent or the Borrowers in accordance with GAAP.

          "Contour" shall mean Contour Production Company L.L.C., a Delaware limited liability company.

          "DDP" shall mean either 92 DDP or 94 DDP or both 92 DDP and 94 DDP, as the context requires.

          "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money and accounts payable arising in the ordinary course of business of such Person); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise);
     (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest at an imputed rate of interest; (vi) all Debt and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; (x) the net aggregate mark-to-market value of all obligations of such Person under Hedging Agreements; and (xi) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments.

          "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion, amortization (including amortization of deferred financing costs), accretion of discount, Exploration Costs and other non cash charges and minus any non cash income to the extent included in income in such period.

          "Effective Date" shall have the meaning assigned such term in Section 12.16.

          "Engineering Reports" shall have the meaning assigned such term in
     Section 2.08.

          "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Obligors or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Obligors or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of

     1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Obligors or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

          "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with any of the Obligors or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

          "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of any of the Obligors any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in
     Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Fixed Eurodollar Rate".

          "Event of Default" shall have the meaning assigned such term in
     Section 10.01.

          "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves (in the good faith judgment of the management of the Parent) have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves (in the good faith judgment of the management of the Parent) have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 125 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves (in the good faith judgment of the management of the Parent) have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Obligors or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Obligors or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Obligors or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (vii) Liens represented by the interest of a tenant or subtenant under a lease or sublease entered into in the ordinary course of business by an Obligor or a Subsidiary and not otherwise in violation of this Agreement; and (viii) Liens permitted by the Security Instruments.

          "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

          "Existing Indenture" shall mean the indenture dated as of June 15, 1995, between the Parent and Chemical Bank, as Trustee, under which the Existing Senior Unsecured Notes have been issued, as amended, supplemented or otherwise modified.

          "Existing Senior Unsecured Notes" shall mean the unsecured 13-1/2% Senior Notes Due 1999 issued by the Parent under the terms and provisions of the Existing Indenture, in the original aggregate principal amount of $100,000,000, and maturing on June 15, 1999.

          "Exploration Costs" shall mean uncapitalized exploration, land, geophysical and dry hole costs.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

          "Financial Statements" shall mean the financial statement or statements of the Obligors described or referred to in Section 7.02.

          "Fixed Eurodollar Rate" shall mean the offered quotation, if any, to first-class banks in the Eurodollar market by the Agent for Dollar deposits of amounts in funds comparable to the principal amount of the Eurodollar Loan to which such Fixed Eurodollar Rate is to be applicable with maturities comparable to the Interest Period for which such Fixed Eurodollar Rate will apply as of approximately 10:00 a.m. (Houston time) two Business Days prior to the commencement of such Interest Period.

          "Fixed Rate" shall mean, with respect to any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) the Fixed Eurodollar Rate for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Obligors, their Subsidiaries or any of their Properties or the Agent, any Lender or any Applicable Lending Office.

          "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

          "Guarantors" shall mean Concorde, 92 JV, 94 JV, 92 DDP, 94 DDP and any other Person who becomes party to a Guaranty Agreement pursuant to the terms of Section 8.11.

          "Guaranty Agreement" shall mean an agreement executed by each of the Guarantors in form and substance satisfactory to the Agent guarantying, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

          "Hedging Agreements" shall mean any commodity, interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange or rate protection agreements or any option with respect to any such transaction.

          "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

          "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

          "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrowers to the Agent, the Issuing Bank, and/or Lenders in connection with the Loan Documents and the Letter of Credit Agreements, and any Hedging Agreements now or hereafter arising between the Borrowers and any Lender permitted by the terms of this Agreement and all renewals, extensions and/or rearrangements of any of the above.

          "Indemnified Parties" shall have the meaning assigned such term in
     Section 12.03(a).

          "Indemnity Matters" shall have the meaning assigned such term in
     Section 12.03(a).

          "Indenture" shall mean the indenture dated as of October 29, 1996, among the Parent, KOC, Kelley Operating and United States Trust Company of New York, as Trustee, under which the Senior Subordinated Notes have been issued, as amended, supplemented or otherwise modified.

          "Initial Funding" shall mean the amendment, extension and rearrangement of all of the Prior Debt pursuant to Section 6.01 hereof.

          "Initial Reserve Report" shall mean the report prepared internally by KOC with respect to the Oil and Gas Properties of the Obligors (net of minority interests) as of October 1, 1996, a copy of which has been delivered to the Lenders.

          "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrowers may select as provided in
     Section 2.02 (or such longer period as may be requested by the Borrowers and agreed to by the Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

          Notwithstanding the foregoing: (i) no Interest Period may end after the Revolving Credit Termination Date; (ii) no Interest Period for any Eurodollar Loan may end after the due date of any installment, if any, provided for in Section 3.01 hereof to the extent that such Eurodollar Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

          "Issuing Bank" shall mean TCB or any other Lender agreed to among the Borrowers and the Agent to issue Letters of Credit.

          "JV" shall mean either 92 JV or 94 JV or both 92 JV and 94 JV, as the context requires.

          "January 1 Reserve Report" shall mean the Reserve Report with an as of date of January 1 as described in Section 8.07.

          "July 1 Reserve Report" shall mean the Reserve Report with an as of date of July 1 as described in Section 8.07.

          "LC Commitment" at any time shall mean $15,000,000.

          "LC Exposure" at any time shall mean the difference between (i) aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed or funded pursuant to Section 2.10(a), minus (ii) the aggregate amount of all cash securing outstanding Letters of Credit pursuant to
     Section 2.10(b).

          "Letter of Credit Agreements" shall mean the written agreements with the Issuing Bank for any Letter of Credit, executed or hereafter executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrowers and the Issuing Bank.

          "Letters of Credit" shall mean the letters of credit issued pursuant to Section 2.01(b), and "Letter of Credit" shall mean any one of the Letters of Credit.

          "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties.
     The term

     "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Obligors or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

          "Loan Documents" shall mean this Agreement, the Notes, the Security Instruments and any Hedging Agreements now or hereafter arising between any Obligor and any Lender or its Affiliate that is permitted by the terms of this Agreement and all amendments, modifications and restatements of any of the above.

          "Loans" shall mean the loans as provided for by Section 2.01(a).

          "Majority Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least fifty-one percent (51%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

          "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Parent, the Borrowers and their Subsidiaries taken as a whole as at December 31, 1995, or (ii) the ability of the Parent, the Borrowers and their Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis.

          "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Exhibit F under the caption "Maximum Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) hereof pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).

          "Mortgaged Property" shall mean the Property owned by the Obligors and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

          "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

          "Notes" shall mean the promissory note or notes (whether one or more) of the Borrowers described in Section 2.06 hereof and being in the form of Exhibit A hereto, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

          "Obligors" shall mean collectively, the Borrowers and the Guarantors.

          "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

          "Option Agreement" shall have the meaning assigned in the Stock Purchase Agreement dated as of January 23, 1996 between the Parent and Contour Production Company.

          "Other Taxes" shall have the meaning assigned such term in Section 4.06(b).

          "Partnership Agreements" shall mean the respective written partnership agreement or joint venture agreement of Kelley Operating, 92 DDP, 94 DDP, 92 JV and 94 JV, each as amended.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

          "Percentage Share" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Exhibit F, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

          "Plan" shall mean any employee pension benefit plan, as defined in
     Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by any of the Obligors any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by any of the Obligors, any Subsidiary or an ERISA Affiliate.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrowers under this Agreement, any Note or any Security Instrument which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided, however, for a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of (i) the last day of the Interest Period therefor or (ii) the Date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(ii), but in no event to exceed the Highest Lawful Rate.

          "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

          "Principal Office" shall mean the principal office of the Agent, presently located at 712 Main Street, Houston, Texas 77002.

          "Prior Credit Agreement" shall mean the Credit Agreement among the Obligors, the Agent, CSI and the lenders party thereto dated February 14, 1996, as amended.

          "Prior Debt" shall mean the outstanding Debt under the Prior Credit Agreement.

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Quarterly Dates" shall mean the last day of each January, April, July, and October, in each year, the first of which shall be January 31, 1997; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

          "Redetermination Date" shall have the meaning assigned such term in
     Section 2.08(a).

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

          "Required Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least eighty percent (80%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least eighty percent (80%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

          "Required Payment" shall have the meaning assigned such term in
     Section 4.04.

          "Reserve Report" shall mean each report, in form and substance satisfactory to the Agent, setting forth, as of each January 1 and July 1 (or such other date in the event of an unscheduled redetermination): (i) the oil and gas reserves attributable to the Obligor's Mortgaged Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (ii) such other information as the Agent may reasonably request.

          "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Eurodollar Rate for Eurodollar Loans is to be determined as provided in the definition of "Fixed Eurodollar Rate" or (ii) any category of extensions of credit or other assets which include a Eurodollar Loan.

          "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer, the Treasurer, the Controller, of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of KOC or KOGC, as applicable.

          "Restricted Subsidiary" shall have the meaning assigned to such term in the Indenture.

          "Revolving Credit Period" shall mean the period from the Closing Date to and ending on the Revolving Credit Termination Date.

          "Revolving Credit Termination Date" shall mean the fourth anniversary date of the Closing Date, unless the Commitments are sooner terminated pursuant to Section 2.03(b) or the principal of the Loans is accelerated pursuant to Section 10.02.

          "Scheduled Redetermination Date" shall have the meaning assigned such term in Section 2.08(d).

          "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

          "Security Instruments" shall mean the Letters of Credit, the Letter of Credit Agreements, the agreements or instruments described or referred to in Exhibit D, and any and all other agreements or instruments now or hereafter executed and delivered by the Obligors or any Subsidiary (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) pursuant to, or as security for the payment or performance of the Prior Debt (but only to the extent assigned to the Agent or the Lenders), the Indebtedness, the Notes or this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

          "Senior Subordinated Notes" shall mean the 10-3/8% unsecured senior subordinated notes issued by the Parent under the terms and provisions of the Indenture in the aggregate principal amount of $125,000,000 and maturing on October 15, 2006.

          "Subordinated Debt" shall mean the 8-1/2% Convertible Subordinated Debentures due 2000 and 7-7/8% Convertible Subordinated Notes due 1999 of the Parent, as assumed pursuant to the merger of Kelley Oil & Gas Partners, Ltd. with and into the Parent under the Agreement and Plan of Merger dated as of March 26, 1996.

          "Subsidiary" of any Person shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, and
     (ii) any partnership, association, joint venture or other unincorporated entity which such Person or one or more of its Subsidiaries has more than a 50% equity or ownership interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall (x) mean a Subsidiary of the Parent, including the Borrowers and (y) exclude all Unrestricted Subsidiaries.

          "Taxes" shall have the meaning assigned such term in Section 4.06(a).

          "Transfer" shall have the meaning assigned such term in Section 9.14.

          "Type" shall mean, with respect to any Loan, a Base Rate Loan or a Eurodollar Loan.

          "Unrestricted Subsidiaries" shall have the meaning assigned to such term in the Indenture.

          "Voting Stock" shall mean, with respect to any Person, capital stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Obligors referred to in Section 7.02 (except for changes concurred with by the Parent's independent public accountants).


                                 ARTICLE II

                                  COMMITMENTS

           Section 2.01  Loans and Letters of Credit.

     (a) Loans. Each Lender severally agrees, on the terms of this Agreement, to make Loans to the Borrowers during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Revolving Credit Termination Date, the Borrowers may borrow, repay and reborrow the amount described in this Section 2.01(a).

     (b) Letters of Credit. During the period from and including the Closing Date to but excluding the fifth day before the Revolving Credit Termination Date, the Issuing Bank, as issuing bank for the Lenders, agrees to extend credit for the account of either Borrower at any time and from time to time by issuing renewing, extending or reissuing Letters of Credit; provided however, that the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment and (ii) the Aggregate Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares.

     (c) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrowers, the Loans may be Base Rate Loans or Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than five (5) Eurodollar Loans to any one Lender may be outstanding at any time.

           Section 2.02 Borrowings, Continuations and Conversions, Letters of Credit.

     (a) Borrowings. The Borrowers shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

     (b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least $1,000,000 or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of $500,000 in excess thereof, and all Eurodollar Loans shall be in amounts of at least $2,000,000 or any whole multiple of $500,000 in excess thereof.

     (c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrowers to be received by the Agent not later than 12:00 noon Houston time at least one Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrowers' obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrowers prior to receipt of written confirmation. In each such case, the Borrowers hereby waive the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent.

     (d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrowers may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrowers shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $2,000,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

     (e) Conversion Options. The Borrowers may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the

Borrowers may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $2,000,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a Eurodollar Loan.

     (f) Advances. Not later than 12:00 noon Houston time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrowers. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by depositing the same, in immediately available funds, in an account of the Borrowers, designated by the Borrowers and maintained at the Principal Office.

     (g) Letters of Credit. The Borrower shall give the Issuing Bank (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Issuing Bank not later than 12:00 noon Houston time not less than three (3) Business Days prior thereto of each request for the issuance and at least thirty (30) Business Days prior to the date of the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Letter of Credit and such other information as the Agent may reasonably request all of which shall be reasonably satisfactory to the Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Agent shall issue such Letter of Credit to the beneficiary thereof.

     In conjunction with the issuance of each Letter of Credit, the Borrowers shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Obligors, the Issuing Bank, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

     The Issuing Bank will send to the Borrowers, the Agent and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

           Section 2.03  Changes of Commitments.

     (a) The Aggregate Commitments shall at all times be equal to the lesser of
(i) the Aggregate Maximum Credit Amounts after adjustments resulting from reductions pursuant to Section 2.03(b) hereof or (ii) the Borrowing Base as determined from time to time.

     (b) The Borrowers shall have the right to terminate or to reduce the amount of the Aggregate Maximum Credit Amounts at any time or from time to time upon not less than three (3) Business Days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $2,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent.

     (c) The Aggregate Maximum Credit Amounts once terminated or reduced may not be reinstated.

           Section 2.04  Fees.

     (a) The Borrowers shall pay to the Agent for the account of each Lender a commitment fee on the daily average unused amount of the Aggregate Commitments for the period from and including the Closing Date up to, but excluding, the earlier of the date the Aggregate Commitments are terminated or the Revolving Credit Termination Date at a rate per annum equal to the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization as in effect from time to time:

          Borrowing Base Utilization               Commitment Fee Percentage
          --------------------------               -------------------------

          Less than or equal
          to 33%                                             .30%

          Greater than 33%, but
          less than or equal
          to 66%                                             .325%

          Greater than 66%                                   .375%

Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Commitments are terminated or the Revolving Credit Termination Date.

     (b) The Borrowers agree to pay the Agent, for the account of each Lender, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the Applicable Margin in effect from time to time for Eurodollar Loans, provided that each Letter of Credit shall bear a minimum aggregate commission (over the life of such Letter of Credit) of $500 and that each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the Borrowers. Such commissions are payable quarterly in arrears on each Quarterly Date and on the Revolving Credit Termination Date.

     (c) The Borrowers agree to pay the Agent, for the account of the Issuing Bank, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate of 1/8% per annum, provided that each Letter of Credit shall bear a minimum commission of $100 and shall be deemed to be outstanding as provided in Section 2.04(b). Such aggregate commissions (over the life of such Letter of Credit) are payable quarterly in arrears on each Quarterly Date and on the Revolving Credit Termination Date. The commissions in this Section 2.04(c) are in addition to the commissions in Section 2.04(b).

          Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

          Section 2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrowers in substantially the form of Exhibit A hereto, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as originally in effect and otherwise duly completed. The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Notes, and, prior to any transfer, endorsed by such Lender on the schedule attached to such Notes or any continuation thereof. Such records shall be deemed conclusive absent manifest error.

           Section 2.07  Prepayments.

     (a) The Borrowers may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Agent. The Borrower may prepay Eurodollar Loans on the same condition as for Base Rate Loans and in addition such prepayments of Eurodollar Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the Eurodollar Loans for the Interest Period prepaid.

     (b) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Loans plus the LC Exposure exceeds the Aggregate Maximum Credit Amounts, the Borrowers shall (i) prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, and (ii) if any excess remains after prepaying all of the Loans, pay to the Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.

     (c) Subject to Section 2.07(d), upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.08, if the redetermined Borrowing Base is less than the aggregate outstanding principal amount of the Loans plus the LC Exposure, then the Borrowers shall prepay such excess within 180 days of the Agent's notice of the new Borrowing Base; provided that at least 50% of such excess shall have been prepaid within 90 days of the Agent's notice. If a Borrowing Base deficiency remains after prepaying all of the Loans as aforesaid because of LC Exposure, the Borrower shall pay to the Agent on behalf of the Lenders an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in Section 2.10(b) hereof.

     (d) If, after a Transfer of any Oil and Gas Property to the extent allowed by Section 9.14 and the reduction in the Borrowing Base pursuant to Section 2.08(d), the Borrowing Base is less than the aggregate outstanding principal amount of the Loans, then the Borrowers shall promptly prepay the Loans with the net proceeds received from such Transfer in an aggregate principal amount equal to such excess.

     (e) Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of Eurodollar Loans. Any prepayment made during the Revolving Credit Period on the Loans may be reborrowed subject to the then effective Aggregate Commitments.

           Section 2.08  Borrowing Base.

     (a) The Borrowing Base shall be determined in accordance with Section 2.08(b) by the Agent with the concurrence of the Required Lenders and is subject to redetermination in accordance with Section 2.08(d). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. "Redetermination Date" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(e) both for scheduled redeterminations and unscheduled redeterminations. So long as any of the Commitments are in effect or any LC Exposure and Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base. During the period from and after the Closing Date until the Borrowing Base is redetermined pursuant to Section 2.08(d) or adjusted pursuant to Section 8.08(b), the amount of the Borrowing Base shall be $57,500,000.

     (b) Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Agent (the "Engineering Reports"), the Agent will redetermine the Borrowing Base. Such redetermination will be in accordance with its normal and customary procedures, consistent with other similar credits of Agent and Lenders, for evaluating oil and gas reserves and other related assets
as such exist at that particular time.   Each Lender, in its sole discretion,
may make adjustments to the rates, volumes and prices and other assumptions set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Agent shall propose to the Lenders a new Borrowing Base within 15 days following receipt by the Agent and the Lenders of the Engineering Reports in a timely and complete manner. After having received notice of such proposal by the Agent, the Lenders shall have 15 days to agree or disagree with such proposal. If at the end of the 15 days, any Lenders have not communicated their approval or disapproval, such silence shall be deemed to be an approval. If however, any of the Lenders notify Agent within such 15 days of their disapproval, the Required Lenders and the Agent shall, within a reasonable period of time, endeavor to agree on a new Borrowing Base. The Agent and the Required Lenders must approve a new Borrowing Base. If no new Borrowing Base is agreed, the existing Borrowing Base shall remain in place until such time as the Required Lenders do agree.

     (c) The Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not Mortgaged Property or such Property is not assignable.

     (d) So long as the Commitments are in effect and until payment in full of all Loans hereunder, on or before 30 days following the receipt of the Reserve Reports required by Section 8.07(a) (each being a "Scheduled Redetermination Date"), the Lenders shall redetermine the amount of the Borrowing Base in accordance with Section 2.08(b). In addition, the Required Lenders may initiate a redetermination of the Borrowing Base at any other time as they so elect; provided, however, that the Required Lenders may initiate only one such unscheduled redetermination during any consecutive twelve (12) month period by specifying in writing to the Borrowers the date on which the Borrowers are to furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such redetermination is to occur. Also, the Borrowers may request one additional redetermination of the Borrowing Base during any consecutive twelve
(12) month period by supplying a Reserve Report in the form of the July 1 Reserve Report. The Agent and the Lenders will follow the same procedure as set forth in Section 2.08(b) for redetermining the Borrowing Base. Further, if the Borrowers Transfer any Oil and Gas Property to the extent allowed by Section 9.14, the Borrowing Base shall automatically be reduced upon execution of such Transfer by an amount equal to the Borrowing Base value (as determined by the Agent in its reasonable discretion) attributed in the immediately preceding Borrowing Base to the Oil and Gas Property which is the subject of such Transfer.

     (e) The Agent shall promptly notify in writing the Borrowers and the Lenders of the new Borrowing Base. Any redetermination of the Borrowing Base shall not be in effect until written notice is received by the Borrowers.

          Section 2.09 Assumption of Risks. The Borrowers assume all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of willful misconduct, gross negligence or bad faith on the part of the Issuing Bank or any of its employees), its correspondents, the Agent nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's, the Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrowers agree that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith and without gross negligence in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrowers and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrowers.

           Section 2.10  Obligation to Reimburse and to Prepay.

     (a) If a disbursement by the Issuing Bank is made under any Letter of Credit, the Borrowers shall pay to the Agent by noon Houston time on the Business Day following notice (or if no notice is received by noon on a given day, the second Business Day following such notice) of any such disbursement is received by the Borrowers, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section
2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to
(i) the then applicable interest rate for Base Rate Loans through the first Business Day after notice of such disbursement is received by the Borrowers and
(ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the second Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. Subject to the conditions contained herein and availability, the Borrowers may satisfy their reimbursement obligation to the Issuing Bank with respect to any disbursement by the Issuing Bank under any Letter of Credit by borrowing a Loan, the proceeds of which Loan will be used to reimburse the Issuing Bank for the amount of any disbursement made by it under a Letter of Credit, together with interest thereon to the extent provided in this Section 2.10(a). If the Borrowers shall fail to reimburse or cause the Issuing Bank to be reimbursed directly on the Business Day following notice by the Issuing Bank of any disbursement under a Letter of Credit (or, if the Issuing Bank's notice to the Borrowers pursuant to this Section 2.10(a) was received after noon Houston time on such date, or the Business Day next following such date), and on the date of such notification there shall not exist any Default under Sections 10.01(f) or (g), the Borrowers shall be deemed to have requested that Loans be made and the Lenders shall make the Loans on such date.

The obligations of the Borrowers under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrowers may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, the Borrowers will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except where the Borrowers, any Obligor or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct.

     (b) In the event of (i) the occurrence of any Event of Default and at the request of the Agent, (ii) any payment or prepayment pursuant to Sections 2.07(b) (ii) or the last sentence of Section 2.07(c) or (iii) the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Sections 2.07(b) and (c)) shall be deemed to be forthwith due and owing by the Borrowers to the Issuing Bank, the Agent and the Lenders as of the date of any such occurrence; and the Borrowers' obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrowers may now or hereafter have against any such beneficiary, the Issuing Bank, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Agent on behalf of the Issuing Bank and the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrowers hereby grant to and by their deposit with the Agent grants to the Agent a security interest in such cash collateral. In the event of any such payment by the Borrowers of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to promptly remit to the Borrowers amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

     (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Lender's Percentage Share of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this Section 2.10.

          Section 2.11 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                                 ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

          Section 3.01 Repayment of Loans. The Borrowers will pay to the Agent, for the account of each Lender, the principal payments required by this
Section 3.01. On the Revolving Credit Termination Date the Borrowers shall repay the aggregate principal and accrued and unpaid interest under the Notes.

          Section 3.02 Interest. The Borrowers will pay to the Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

          (ii) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

Notwithstanding the foregoing, the Borrowers will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrowers hereunder, under any Security Instrument or under any Note held by such Lender to or for account of such Lender, which shall not be paid in full when due after taking into account applicable grace periods (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof after taking into account applicable grace periods until the same is paid in full.

     Accrued interest on Base Rate Loans shall be payable on each Quarterly Date commencing on the first Quarterly Date after the Closing Date, and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

     Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrowers thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                 ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

          Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Agreement and the Notes and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrowers from time to time, not later than 11:00 a.m. Houston time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment to be made to the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrowers shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice the Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

          Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of commitment fee or other fees under
Section 2.04 expressly for the account of Lenders shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Credit Amounts under Section 2.03(b) shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Commitment; (ii) each payment of principal of Loans by the Borrowers shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; (iii) each payment of interest on Loans by the Borrowers shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrowers of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

          Section 4.03 Computations. Interest on Eurodollar Loans and fees other than with respect to Letters of Credit shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fee, as applicable, is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans and fees with respect to Letters of Credit shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fee, as applicable, is payable.

          Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrowers prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrowers) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrowers (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, within one Business Day of demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until but excluding the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrowers as recipient, will be equal to the Base Rate plus the Applicable Margin.

          Section 4.05  Setoff, Sharing of Payments, Etc.

          (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, upon the occurrence and during the continuance of an Event of Default, any each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to such Obligor) in which case it shall promptly notify such Obligor and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrowers under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrowers to such Lender than the percentage received by any other Lenders, it shall promptly
(i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may
be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Obligor agrees that any Lender so purchasing a participation in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Obligors. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

          Section 4.06  Taxes.

          (a) Payments Free and Clear. Any and all payments by the Borrowers hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, the Issuing Bank or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and
(iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Security Instrument (hereinafter referred to as "Other Taxes").

          (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE OBLIGORS WILL INDEMNIFY EACH LENDER, THE ISSUING BANK AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER, THE ISSUING BANK OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER, THE ISSUING BANK OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER, THE ISSUING BANK OR THE AGENT HAS RECEIVED PAYMENT FROM THE OBLIGORS IT SHALL PROMPTLY NOTIFY THE OBLIGORS OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE OBLIGORS WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE OBLIGORS, UPON THE REQUEST OF SUCH LENDER, THE ISSUING BANK OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER, THE ISSUING BANK OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

          (d)  Lender Representations.

          (i) Each Lender represents that it is either (i) a corporation organized under the laws of the United States of America or any state thereof or
(ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrowers and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the

Borrowers or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected with a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrowers and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrowers and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrowers and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrowers and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrowers and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrowers shall be entitled to withhold taxes from such payments at the applicable statutory rate and, if Borrowers have been notified to such effect by a Lender, Borrowers shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the Borrowers or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

          (ii) For any period with respect to which a Lender has failed to provide the Borrowers with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes at the expense of such Lender.

          (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrowers or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          Section 4.07 Disposition of Proceeds. The Security Instruments contain an assignment by the Obligors unto and in favor of the Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Obligors.

          Section 4.08  Joint and Several.

          (a) The Borrowers jointly and severally, hereby irrevocably and unconditionally promise to pay and accept, not merely as surety but also as co-debtors, joint and several liability for all of the Indebtedness and any other obligations under the Notes, this Agreement and the Security Instruments, it being the intention of the Borrowers that all the Indebtedness and any other obligations under the Notes, this Agreement and the Security Instruments shall be the joint and several obligations of the Borrowers without preference or distinction among them.

          (b) Each Borrower waives any right to require the Agent and/or the Lenders to (i) proceed against the other Borrower or any other Person liable on the Indebtedness, (ii) enforce its rights against the other Borrower (iii) proceed or enforce their rights against or exhaust any security given to secure the Indebtedness (iv) have the Borrowers joined with each other or with the Guarantors in any suit arising out of this Credit Agreement and/or the Indebtedness, or (v) pursue any other remedy in the Agent's or Lenders' powers whatsoever. Neither the Agent nor the Lenders shall be required to mitigate damages or take any action to reduce, collect or enforce the Indebtedness. Each Borrower waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the other

Borrower or any other guarantor of the Indebtedness, and shall remain liable hereon regardless of whether the other Borrower or any other guarantor be found not liable thereon for any reason. Until the Indebtedness shall have been paid in full, no Borrower shall have any right of subrogation, and waives any right to enforce any remedy which the Agent or any Lender now has or may hereafter have against the other Borrower, and waives any benefit of any right to participate in any security now or hereafter held by the Agent or the Lenders. Whether and when to exercise any of the remedies of the Agent and the Lenders under any of the Loan Documents shall be in the sole and absolute discretion of the Agent and the Lenders, and any delay by the Agent or the Lenders in enforcing any remedy, including delay in conducting a foreclosure sale, shall not be a defense to either Borrower's liability under this Credit Agreement.


                                   ARTICLE V

                               CAPITAL ADEQUACY

          Section 5.01  Additional Costs, Etc.

          (a) Eurodollar Regulations, Etc. The Borrowers shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Eurodollar Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any Eurodollar Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans, Letters of Creditor or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such Eurodollar Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than the Reserve Requirement utilized in the determination of the Fixed Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender (including any of such Eurodollar Loans or any deposits referred to in the definition of "Fixed Eurodollar Rate" in Section 1.02 hereof), or the Commitment of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment. Each Lender will notify the Agent and the Borrowers of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. If any Lender requests compensation from the Borrowers under this Section 5.01(a), the Borrowers may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

          (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change affecting any Lender, the Eurodollar interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrowers, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

          (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrowers shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Notes or its Loans, or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrowers that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

          (d) Compensation Procedure. Any Lender notifying the Borrowers of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrowers and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. No request for additional compensation under this Section
5.01 shall cover a period commencing earlier than 90 days prior to such request. Any request for additional compensation under this Section 5.01 shall be paid by the Borrowers within thirty (30) days of the receipt by the Borrowers of the notice described in this Section 5.01(d).

          (e) Removal of Lender. The Borrowers shall be entitled to remove any Lender under this Agreement if such Lender has requested any additional compensation under this Section 5.01 by giving the Agent and the Lenders at least ten (10) days prior written notice provided that a replacement bank assumes such Lender's Commitment and otherwise complies with the provisions of
Section 12.06 hereof or the Commitments are reduced by a corresponding amount.

          Section 5.02 Limitation on Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Eurodollar Rate for any Interest Period:

          (i) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Eurodollar Rate" in
     Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (ii) the Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Fixed Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Agent shall give the Borrowers prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

          Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrowers thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

          Section 5.04  Base Rate Loans Pursuant to Sections 5.01, 5.02 and
5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or

Section 5.03 has occurred and such Lender so requests by notice to the Borrowers, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

          Section 5.05 Compensation. The Borrowers shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines in good faith are attributable to:

          (i) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrowers for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

          (ii) any failure by the Borrowers for any reason (including but not limited to, the failure of any of the conditions precedent specified in
     Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest at the Fixed Rate for such Loan which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender). Any request for compensation under this Section 5.05 shall be made within 90 days of the event giving rise to such claim.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

          Section 6.01  Initial Funding.

          The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agent and the Lenders of all fees payable pursuant to
Section 2.04 on or before the Closing Date and the receipt by the Agent of the following documents and satisfaction of the other conditions provided in this
Section 6.01, each of which shall be satisfactory to the Agent in form and substance:

          (a) A certificate of the Secretary or an Assistant Secretary of KOC setting forth (i) resolutions of its board of directors with respect to the authorization of each of the Borrowers to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of KOC (y) who are authorized to sign the Loan Documents to which a Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and
(iv) the articles or certificate of incorporation and bylaws or Partnership Agreement, as applicable, of the Borrowers, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrowers to the contrary.

          (b) A certificate of the Secretary or an Assistant Secretary of each of the Guarantors or the Guarantors' general partner, as applicable, setting forth (i) resolutions of its board of directors with respect to the authorization of each of the Guarantor's to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Guarantors or the Guarantors' general partner (y) who are authorized to sign the Loan Documents to which a Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws or Partnership Agreement, as applicable, of the Guarantors, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until they receive notice in writing from the Guarantor to the contrary.

          (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Obligors.

          (d) The Notes, duly completed and executed.

          (e) The Security Instruments, including those described on Exhibit D, duly completed and executed in sufficient number of counterparts for recording, if necessary.

          (f) Favorable opinions of Thomas E. Baker, general counsel of Parent, and of Hargrove, Pesnell & Wyatt, special counsel to the Obligors, in form and substance reasonably satisfactory to the Agent and the Lenders, as to such matters incident to the transactions herein contemplated as the Agent and the Lenders may reasonably require.

          (g) A certificate of insurance coverage of the Borrowers evidencing that the Borrowers are carrying insurance in accordance with Section 7.19 hereof and certifying that such coverage is usual and customary for similar companies operating in the oil and gas business and complies with the requirements of the Loan Documents.

          (h) The Security Instruments and accompanying financing statements covering the Mortgaged Property shall have been properly executed and delivered to the Agent for subsequent filing and recording, as applicable, in the appropriate offices to establish and perfect the Liens and security interests created thereby.

          (i) The Agent shall have been furnished with appropriate UCC search certificates reflecting no prior liens or security interests except for liens being released with the proceeds of the Initial Funding or securing the Indebtedness.

          (j) Payment of $99,565,000 on the Existing Senior Unsecured Notes.

          (k) Issuance of the Senior Subordinated Notes.

          (l) Such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

          Section 6.02 Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrowers upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrowers (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) no Material Adverse Effect shall have occurred and be continuing; and (iii) the representations and warranties made by the Obligors in
Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary. Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrowers hereunder shall constitute a certification by the Borrowers to the effect set forth in the preceding sentence and a representation by the Borrowers that such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit is permitted to be incurred under the Indenture (both as of the date of such notice and, unless the Borrowers otherwise notify the Agent, prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

          Section 6.03 Conditions Relating to Letters of Credit. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

          (a) At least three (3) Business Days prior to the date of the issuance and at least thirty (30) Business Days prior to the date of the renewal, extension or reissuance of each Letter of Credit, the Agent shall have received a written request for a Letter of Credit.

          (b) Each of the Letters of Credit shall (i) contain such terms and provisions as are reasonably required by the Issuing Bank (not inconsistent with the terms of this Agreement), (ii) be for the account of the Borrowers and (iii) expire not later than the earlier of (A) one year from the date of issuance, renewal, extension or reissuance or (B) five (5) days before the Revolving Credit Termination Date.

          (c) The Borrowers shall have duly and validly executed and delivered to the Issuing Bank a Letter of Credit Agreement pertaining to the Letter of Credit.


                                 ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

          Each of the Obligors represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

          Section 7.01  Existence.

          (a) Corporate Existence. Each of KOC, Concorde and the Parent: (i) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and
     (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

          (b) Partnership Existence. Each of Kelley Operating, 92 JV, 94 JV, 92 DDP and 94 DDP: (i) is a partnership duly organized, legally existing and in good standing under the laws of the jurisdiction of its formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and
     (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

          Section 7.02 Financial Condition. The unaudited consolidated balance sheet of the Parent and its Consolidated Subsidiaries (including Unrestricted Subsidiaries, if any) as at September 30, 1996 and the related consolidated statements of income (or loss), and cash flows of the Borrower and its Consolidated Subsidiaries (including Unrestricted Subsidiaries, if any) for the nine month period ended on said date, heretofore furnished to each of the Lenders are complete and correct and fairly presents the consolidated financial condition of the Parent and its Consolidated Subsidiaries (including Unrestricted Subsidiaries, if any) as at said dates and the results of its operations, all in accordance with GAAP, as applied on a consistent basis. Neither the Parent nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02. Since December 31, 1995, there has been no change or event having a Material Adverse Effect which is continuing other than as shown on Schedule 7.02. Each Obligor other than the Parent is a Consolidated Subsidiary of the Parent.

          Section 7.03  Litigation.  Except as disclosed to the Lenders in
Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Obligors threatened in writing against or affecting the Obligors or any Subsidiary which involves the possibility of any judgment or liability against the Obligors or any Subsidiary not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

          Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents nor compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Obligors or any Subsidiary, or any material Governmental Requirement or any material agreement or instrument to which any Obligor or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Obligors or any Subsidiary pursuant to the terms of any such material agreement or instrument other than the Liens created by the Loan Documents. Without limiting the foregoing, (i) the consummation of the transactions contemplated by the Loan Documents will not constitute (A) a "Change of Control" as defined in the indenture relating to the Parent's 13-1/2% Senior Unsecured Notes due June 15, 1999 (the "13-1/2% Indenture"), (B) a "Change in Control" as defined in the indenture relating to the 7-7/8% Convertible Subordinated Notes of the Parent due December 15,

1999 (the "7-7/8% Indenture") or (C) a "Redemption Event" as defined in the indenture relating to the 8-1/2% Convertible Subordinated Debentures of the Parent due April 1, 2000 (the "8-1/2% Indenture"; and together with the 13-1/2% Indenture and the 7-7/8% Indenture, the "Public Indentures") and (ii) no default or event of default has occurred or is continuing under any of the Public Indentures and no holder has the right to require acceleration, redemption or repurchase (with or without notice or the lapse of time, or both) of any indebtedness outstanding under any Public Indenture. The transactions contemplated by the Loan Documents (including the issuance of the shares to Contour pursuant to the Option Agreement) have been approved by a majority of the board of directors of the Parent, and by reason of such approval the consummation of the transactions contemplated by the Loan Documents (including the immediate issuance to Contour pursuant to the Option Agreement of shares) shall not constitute a "Redemption Event" as defined in the 8-1/2% Indenture.

          Section 7.05 Authority. Each Obligor and each Subsidiary has all necessary power (corporate or otherwise) and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by each Obligor and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary action (corporate or otherwise) on its part; and the Loan Documents constitute the legal, valid and binding obligations of each Obligor and each Subsidiary parties thereto, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights generally.

          Section 7.06 Approvals. Except as have already been obtained, filed or made, as applicable, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Obligors or any Subsidiary of the Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

          Section 7.07 Use of Loans. The proceeds of the Initial Funding shall be used to amend, extend and rearrange the Prior Debt of the Obligors. The proceeds of subsequent Loans shall be used for general business purposes of the Borrowers. None of the Obligors is engaged princi pally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

           Section 7.08  ERISA.

     (a) Each Obligor, each Subsidiary and each ERISA Affiliate has complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

     (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

          (c) No act, omission or transaction has occurred which could result in imposition on any of the Obligors, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

     (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by any of the Obligors, any Subsidiary or any ERISA Affiliate has been or is expected by any of the Obligors, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

     (e) Full payment when due has been made of all amounts which any of the Obligors, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

     (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of each Obligor's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

     (g) None of the Obligors, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Obligors, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

     (h) None of the Obligors, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

     (i) None of the Obligors, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

          Section 7.09 Taxes. Except as set out in Schedule 7.09, each Obligor and its Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by any Obligor or any Subsidiary. The charges, accruals and reserves on the books of each Obligor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of each Obligor, adequate. No tax lien has been filed and, to the knowledge of the Obligors, no claim is being asserted with respect to any such tax, fee or other charge.

           Section 7.10  Title, Etc.

     (a) Except as set out in Schedule 7.10, each of the Obligors and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by
Section 9.02. Except as set forth in Schedule 7.10, after giving full effect to the Excepted Liens and such other Liens permitted by Section 9.02, each Borrower and JV owns the net interests in production attributable to the lands and leases reflected in the most recently delivered Reserve Report and the owner ship of such Properties shall not in any material respect obligate such Persons to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof to the knowledge of the Obligors. As of the Closing Date, KOC owns a 84.34% partnership interests in the 92 DDP and a 92.15% partnership interests in the 94 DDP.

     (b) All leases and agreements reasonably necessary for the conduct of the business of the Obligors and their Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance thereunder which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Obligors and their Subsidiaries.

     (c) The rights, properties and other assets presently owned, leased or licensed by the Obligors and their Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets reasonably necessary to permit the Obligors and their Subsidiaries to conduct their business in all material respects in the same manner as their business has been conducted prior to the Closing Date.

     (d) All of the assets and Properties of the Obligors and their Subsidiaries which are reasonably necessary for the operation of their business are in good working condition subject to normal wear and tear, as applicable, and are maintained in accordance with prudent business standards.

          Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the Obligors or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Obligors and their Subsidiaries taken as a whole. As of the Closing

Date, there is no fact peculiar to the Obligors or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as any Obligor can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Agent by or on behalf of the Obligors or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

          Section 7.12 Investment Company Act. None of the Obligors nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Section 7.13 Public Utility Holding Company Act. None of the Obligors nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 7.14  Subsidiaries and Partnerships.  Except as set forth on
Schedule 7.14, as of the Closing Date the Obligors have no Subsidiaries nor interests in any partnerships. Schedule 7.14 sets forth as of the Closing Date the complete corporate structure of the Parent and the Obligors. Except as indicated on Schedule 7.14, there exist no Unrestricted Subsidiaries. To the extent any Unrestricted Subsidiaries are created or designated, the Obligors shall promptly notify the Agent thereof, and the Agent will revise Schedule 7.14 to reflect such new Unrestricted Subsidiary and distribute a copy thereof to each of the parties to this Agreement. Upon distribution of such revised
Schedule 7.14, such revised Schedule 7.14 shall be deemed to be a part of this Agreement in replacement of the existing Schedule 7.14.

          Section 7.15 Location of Business and Offices. Each Obligor's principal place of business and chief executive offices as of the Closing Date are located at the address stated below its signature on the signature pages of this Agreement. The principal place of business and chief executive office of each Subsidiary as of the Closing Date are located at the addresses stated on
Schedule 7.14.

          Section 7.16 Defaults. None of the Obligors nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which any Obligor or any Subsidiary is a party or by which any Obligor or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

          Section 7.17  Environmental Matters.  Except (i) as provided in
Schedule 7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

     (a) Neither any Property of any Obligor or any Subsidiary nor the operations conducted thereon violate any Environmental Laws;

     (b) Without limitation of clause (a) above, no Property of any Obligor or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of any of the Obligors, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or, to our knowledge, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or to any remedial obligations under Environmental Laws;

     (c) All notices, permits, licenses or similar authorizations, if any, required pursuant to Environmental Laws to be obtained or filed in connection with the operation or use of the Property of any Obligor and each Subsidiary have been duly obtained or filed, and the Obligors and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

     (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at the Property of any Obligor or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of each Obligor, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or, to our knowledge, threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

     (e) The Obligors have taken all steps reasonably necessary to determine and have determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Obligors or any Subsidiary except, in each case, in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

     (f) To the extent applicable, all Property of each Obligor and each Subsidiary currently satisfies all material design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Obligors do not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with such OPA requirements during the term of this Agreement; and

     (g) None of the Obligors nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

          Section 7.18 Compliance with the Law. None of the Obligors nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

          Section 7.19 Insurance. As of the Closing Date, Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of property damage, liability, workmen's compensation and other forms of insurance owned or held by the Obligors and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Obligors or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Obligors and each Subsidiary; will remain in full force and effect through the respective dates set forth in
Schedule 7.19 without the payment of additional premiums; and will not in any way be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which the Obligors and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. None of the Obligors nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

          Section 7.20 Hedging Agreements. Schedule 7.20 sets forth, as of a date within four (4) Business Days of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of each Obligor and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

          Section 7.21 Restriction on Liens. None of the Obligors nor any of their Subsidiaries is a party to any agreement or arrangement (other than this Agreement, the Indenture and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties (other than assets represented by such agreements or arrangement).

          Section 7.22 Solvency. Each Obligor (i) is not insolvent as of the date hereof and will not be rendered insolvent as a result of the Loan Document,
(ii) is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Obligor is unreasonably small capital, and (iii) it does not intend to incur, or believes it will incur, debts that will be beyond its ability to pay as such debts mature.


                                 ARTICLE VIII

                             AFFIRMATIVE COVENANTS

     Each of the Obligors covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Obligors hereunder:

          Section 8.01 Financial Statements. The Obligors shall deliver, or shall cause to be delivered, to the Agent with sufficient copies of each for the
Lenders:

     (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Parent, the audited consolidated statements of income, stockholders' equity, changes in financial position and cash flows of the Parent and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) for such fiscal year, and the related consolidated balance sheets of the Parent and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such fiscal year, setting forth (i) as to each account affected thereby, all eliminating entries for Unrestricted Subsidiaries as a group and (ii) the resulting consolidated figures for the Parent and the Restricted Subsidiaries, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Parent and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

     (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Parent, consolidated statements of income (or loss), changes in financial position and cash flows and consolidating statements of income of the Parent and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, setting forth (i) as to each account affected thereby, all eliminating entries for Unrestricted Subsidiaries as a group and (ii) the resulting consolidated and consolidating figures for the Parent and the Restricted Subsidiaries, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Parent and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) in accor dance with GAAP, as at the end of, and for, such period (subject to normal year-end adjust ments).

     (c) Promptly after any of the Obligors knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Obligors propose to take with respect thereto.

     (d) Promptly upon receipt thereof, a copy of each management letter submitted to any of the Obligors or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Obligors and its Subsidiaries, and a copy of any response by the Obligors or any Subsidiary of the Obligors, or the Board of Directors or general partner of any of the Obligors or any Subsidiary of the Obligors, to such management letter.

     (e) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by any of the Obligors to stockholders, partners or unit-holders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by any of the Obligors with or received by any of the Obligors in connection therewith from any securities exchange or the SEC or any successor agency.

     (f) Promptly after the furnishing thereof, copies of any statement, report or notice furnished to or any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

     (g) At the time the January 1 Reserve Report is delivered to the Agent and the Lenders, the Obligors shall provide a one-year financial projection for the Parent and its Subsidiaries in form and substance acceptable to the Agent including projected revenues, expenses and capital expenditures.

     (h) From time to time such other information regarding the business, affairs or financial condition of any of the Obligors or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

     (i) Concurrently with the delivery of the Financial Statements required by
Section 8.01(a) and (b), a report, in form and substance satisfactory to the Agent, setting forth as of the last Business Day of such calendar quarter a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Obligors and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

The Obligors will furnish to the Agent, at the time each set of financial statements is furnished pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer of each Obligor (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Obligors are in compliance with Sections 9.12 and 9.13 as of the end of the respective fiscal quarter or fiscal year.

          Section 8.02 Litigation. The Obligors shall promptly give to the Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Obligors or any Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect.

           Section 8.03  Maintenance, Etc.

     (a) Each of the Obligors shall: preserve and maintain its corporate or partnership existence, as applicable (except as permitted by Section 9.08), and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves in the good faith judgment of the management of Obligors are being maintained; upon reasonable notice, permit representa tives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, sudden and accidental seepage and pollution insurance to the extent reasonably available; and pay all of its accounts payable in the ordinary course of its business but not later than 120 days past the invoice or billing date, unless such payables are being contested in good faith by appropriate proceedings and if reserves adequate (in the good faith judgment of management of the Parent) under GAAP shall have been established therefor.

     (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Obligors will furnish or cause to be furnished to the Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Agent and, if requested, will furnish the Agent and the Lenders copies of the applicable policies.

     (c) Each of the Obligors will and will cause each Subsidiary to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency in accordance with industry practice all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained in accordance with industry practice, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. Each Obligor will and will cause each Subsidiary in accordance with industry practice to: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (iii) do and cause each Subsidiary to do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section
9.14 hereof.  Each Obligor will and
will cause each Subsidiary to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance in all material respects with all applicable material contracts and agreements and in compliance in all material respects with all Governmental Requirements.

           Section 8.04  Environmental Matters.

     (a) The Obligors will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Obligors and their Subsidiaries and the operations conducted thereon and other activities of the Obligors and their Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

     (b) The Obligors will promptly notify the Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Obligors have knowledge in connection with any Environmental Laws, excluding routine testing, corrective action and any action, investigation or inquiry which is not material.

     (c) The Obligors will and will cause each Subsidiary to provide environmental audits and tests in accordance with American Society of Testing and Materials standards as required to be obtained by the Agent or the Lenders by any Governmental Authority in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

          Section 8.05 Further Assurances. The Obligors will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement upon the request of the Agent. The Obligors at their expense will and will cause each Subsidiary to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of any of the Obligors or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

          Section 8.06 Performance of Obligations. The Obligors will pay the Notes according to the reading, tenor and effect thereof; and the Obligors will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, at the time or times and in the manner specified after taking into account any applicable grace period.

           Section 8.07  Reserve Reports.

     (a) Not later than March 31 of each year commencing March 31, 1997, the Borrowers shall furnish to the Agent and the Lenders a Reserve Report. The January 1 Reserve Report of each year shall be either prepared by certified independent petroleum engineers or consultants acceptable to the Agent or prepared by or under the supervision of the chief engineer of the Borrowers and audited by H.J. Gruy & Associates, Inc. or other certified independent petroleum engineers or independent petroleum consultant(s) acceptable to the Agent. Not later than September 30 of each year, the Borrowers shall furnish to the Agent and the Lenders the July 1 Reserve Report prepared by or under the supervision of the chief engineer of the Borrowers who shall certify such Reserve Report to be true and accurate to the best of his knowledge and to have been prepared in accordance with the procedures used in the immediately proceeding January 1 Reserve Report.

     (b) In the event of an unscheduled redetermination, the Borrowers shall furnish to the Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrowers who shall certify such Reserve Report to be true and accurate to the best of his knowledge and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Lenders pursuant to Section 2.08(d), the Borrowers shall provide such Reserve Report with an "as of" date as required by the Majority Lenders as soon as possible, but in any event no later than 45 days following the receipt of the request by the Agent.

     (c) With the delivery of each Reserve Report, the Borrowers shall provide to the Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) except as set forth on an exhibit to the certificate, on a net basis there are no material gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require such Persons to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iii) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, and (iv) except as set forth on a schedule attached to the certificate, all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property.

           Section 8.08  Title Information.

     (a) Within 15 days after the delivery to the Agent and the Lenders of each Reserve Report (including the Initial Reserve Report) required by Section 8.07(a), the Borrowers will deliver title information in form and substance acceptable to the Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report, so that the Agent shall have received together with title information previously delivered to the Agent, satisfactory title information on at least 50% of the value of the Oil and Gas Properties evaluated by, such Reserve Report that are classified as proved undeveloped and 80% of the value of the Oil and Gas Properties evaluated by such Reserve Report that are classified as proved developed.

     (b) To the extent that Majority Lenders are not satisfied with title to any Property, such unacceptable Property shall not count towards the percentage requirements in Section 8.08(a), and the Agent may send a notice to the Borrowers and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by all of the Lenders to cause the Borrowers to be in compliance with the requirement to provide acceptable title information on the required percentages of the value of the Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

           Section 8.09  Additional Collateral.

     (a) Each Obligor shall cause all of its Oil and Gas Properties and other Properties included in the most recently delivered Reserve Report (except for Properties expressly excluded from the Borrowing Base redetermination by the Borrowers) at all times to be subject to a Lien as security for the Indebtedness; except for such Properties that, in the Agent's determination, the cost of perfecting a Lien in such Properties is disproportionate to the benefit of such collateral to the Lenders. Such Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

     (b) Concurrently with the granting of the Lien or other action referred to in Section 8.07(a) above, the Obligors will provide to the Agent title information in form and substance satisfactory to the Agent in its sole discretion with respect to the Obligor's interests in such Oil and Gas Properties.

          (c) Also, promptly after the filing of any new Security Instrument in any state, upon the reasonable request of the Agent, the Obligors will provide to the Agent an opinion addressed to the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent in its sole discretion from counsel acceptable to Agent, stating that the Security Instrument is valid, binding and enforceable in accordance with its terms and in legally sufficient form for such jurisdiction.

          Section 8.10 ERISA Information and Compliance. The Obligors will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action any of the Obligors, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Obligors will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

          Section 8.11 Restricted Subsidiaries to be Obligors. Concurrent with the delivery of financial statements pursuant to Sections 8.01(a) and (b), the Obligors will notify the Agent of each Restricted Subsidiary then existing that has total net assets equal to or greater than $500,000. At any time after the Agent has received notice pursuant to the preceding sentence, upon request of the Agent, any such Restricted Subsidiary shall become a Guarantor under this Agreement and shall promptly execute and deliver to the Agent a Guaranty Agreement.


                                  ARTICLE IX

                              NEGATIVE COVENANTS

     Each of the Obligors covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Obligors hereunder, without the prior written consent of the Majority Lenders:

          Section 9.01 Debt. None of the Obligors nor any Subsidiary will incur, create, assume or suffer to exist any Debt, except:

     (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

     (b) Debt of the Obligors and the Subsidiaries existing on the Closing Date which is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof;

     (c) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

     (d) the Subordinated Debt, provided that only the Parent remains the sole obligor for such Debt;

     (e) Debt evidenced by the Senior Subordinated Notes and guarantees of such Debt by the Obligors or other Subsidiaries as required by the Indenture;

     (f) Hedging Agreements covering oil and gas production of the Obligors or any Subsidiary; provided, however, that (A) such Hedging Agreements related to oil production shall not, either individually or in the aggregate, cover more than seventy-five percent (75%) of estimated production of oil of the Obligors for each individual period covered by the Hedging Agreements and no such Hedging Agreement shall exceed a term of 24 months, (B) such Hedging Agreements related to natural gas production shall, not either individually or in the aggregate cover, more than seventy-five percent (75%) of estimated production of natural gas of the Obligors for each individual period covered by the Hedging Agreements and no such Hedging Agreement shall exceed a term of 24 months, and (C) the Obligors may purchase "floors" to cover 100% of estimated oil and/or gas production;

     (g) Hedging Agreements entered into in the ordinary course of business for the purpose of hedging the Obligors' and the Subsidiaries' interest rate or currency exposure and not for the purpose of speculation;

     (h) Debt consisting of indemnities, obligations to make purchase price adjustments or other similar obligations, and guaranties in respect thereof, incurred or assumed in connection with the disposition of any assets of the Borrowers, the Obligors or any of their Subsidiaries;

     (i) Guaranties issued by the Borrowers, by the Obligors or by any of their respective Subsidiaries in the ordinary course of business of obligations of other Persons in connection with current oil and gas drilling, oil and gas production, oil and gas transportation, crude oil purchasing, oil and gas exploration or other similar programs or operations; provided that all such amounts guaranteed in the aggregate shall not exceed $750,000 outstanding at any one time; and

     (j) Debt under capital leases (as required to be reported on the financial statements of the Obligors pursuant to GAAP), Debt under leases described in clause (v) of the definition of Debt, and other funded Debt (including purchase money debt), not to exceed $2,500,000 in the aggregate at any time outstanding for all such capital leases and other funded Debt.

     (k) Production payments, provided that (i) the net present value of the reserves related to such production payments does not exceed 30% of the total assets of the Obligors and (ii) no production payments owed by any Obligors burden any Properties which are included in the determination of the Borrowing Base.

          Section 9.02 Liens. None of the Obligors nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

     (a) Liens securing the payment of any Indebtedness;

     (b)  Excepted Liens;

     (c) Liens securing leases or Debt allowed under Section 9.01(j) but only on the Property under lease or the purchase of which was financed with such Debt (or with Debt directly or indirectly refinanced by such Debt);

     (d) Liens disclosed on Schedule 9.02; and

     (e) Liens on cash or securities of the Obligors securing the Debt described in Section 9.01(c) or Section 9.01(f).

          Section 9.03 Investments, Loans and Advances. None of the Obligors nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

     (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03;

     (b) accounts receivable arising in the ordinary course of business;

     (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

     (d) commercial paper maturing within one year from the date of creation thereof rated no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors or Moody's Investors Service, Inc., respectively;

     (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors or Moody's Investors Service, Inc., respectively;

     (f) deposits in money market funds investing greater than 90% in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

     (g) investments by the Borrowers in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto;

     (h) investments, loans or advances among the Obligors to be used for purposes not prohibited by this Agreement; and

     (i) other investments, loans or advances not to exceed $1,500,000 in the aggregate at any time.

          Section 9.04 Dividends, Distributions and Redemptions. The Obligors will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock including, without limitation, common and preferred stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except that:

      (a) the Parent may make stock dividends;

      (b) each Obligor (other than the Parent) and each Subsidiary (exclusive of the JV's and DDP's) may make distributions or pay dividends (other than in the case of a distribution or dividend to a Borrower) provided that no Borrowing Base deficiency exists and no Default or Event of Default exists or would result from such payment or distribution;

      (c) each JV and DDP may make distributions;

      (d) the Parent may pay a one time dividend on its $2.625 Convertible Exchangeable Preferred Stock of the Parent or, in lieu thereof, pay a fee or make a distribution to the shareholders of such $2.625 Convertible Exchangeable Preferred Stock, in either case, in an amount not to exceed $4,600,000 and to be paid on or before May 1, 1997, provided that, (i) no Default or Event of Default has occurred and is continuing (or would result therefrom), (ii) no Borrowing Base deficiency exists, and (iii) such distribution or dividend is not prohibited under the Indenture (without the necessity of amending the Indenture or obtaining a waiver thereto to specifically allow for such distribution or dividend); and

     (e) any Obligor may make distributions or pay dividends to any Unrestricted Subsidiary, provided that, (i) no Default or Event of Default has occurred and is continuing (or would result therefrom), (ii) no Borrowing Base deficiency exists, and (iii) such distribution or dividend is not prohibited under the Indenture (without the necessity of amending the Indenture or obtaining a waiver thereto to specifically allow for such distribution or dividend).

          Section 9.05 Sales and Leasebacks. None of the Obligors nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby any of the Obligors or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby any of the Obligors or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which any of the Obligors or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

          Section 9.06 Nature of Business. None of the Obligors nor any Subsidiary will allow any material change to be made in the character of its business as carried on as of the Closing Date.

          Section 9.07 Limitation on Leases. Neither the Obligors nor any Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal leases but excluding capital leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Obligors and its Subsidiaries pursuant to such leases or lease agreements to exceed $1,750,000 in any period of twelve consecutive calendar months during the life of such leases.

          Section 9.08 Mergers, Etc. None of the Obligors nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, except that any Obligor or Subsidiary may merge with another Obligor or Subsidiary; provided that (i) none of the Lenders are adversely affected by such merger,
(ii) no Default or Event of Default shall exist and be continuing immediately before or after such merger, (iii) the Subordinated Debt and Senior Subordinated Notes shall be subordinated to the Indebtedness after such merger, (iv) the Loan Documents will be amended to reflect such merger in form satisfactory to the Majority Lenders, and (v) such merger shall be permitted by the terms of the indentures under which the Subordinated Debt and Senior Subordinated Notes were issued.

          Section 9.09 Proceeds of Notes. The Obligors will not permit the proceeds of the Notes to be used for any purpose other than those permitted by
Section 7.07. None of the Obligors nor any Person acting on behalf of any of the Obligors has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

           Section 9.10  ERISA Compliance.  The Obligors will not at any time:

     (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which any of the Obligors, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

     (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to any of the Obligors, any Subsidiary or any ERISA Affiliate to the PBGC;

     (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, any of the Obligors, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

     (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

     (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by any of the Obligors, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

     (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

     (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to any of the Obligors, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to,
(1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

     (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

          (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

     (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that any of the Obligors, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

          Section 9.11 Sale or Discount of Receivables. None of the Obligors nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

          Section 9.12 Ratio of Total Senior Funded Debt to EBITDA. The Parent and its Consolidated Subsidiaries will not permit their ratio of (i) Total Funded Senior Debt as at the relevant fiscal quarter end to (ii) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date to be greater than the ratio corresponding to the applicable fixed quarter ends set forth below:


RATIO                     FISCAL QUARTER END
------------  -------------------------------------------
3.0 to 1.0    all fiscal quarter ends until and
              including 12/31/97

2.5 to 1.0    all fiscal quarter ends after 12/31/97


     "Total Senior Funded Debt" shall mean any Debt for borrowed money, including without limitation, the Indebtedness, and any notes, bonds or debentures issued by any Obligor unless such Debt is expressly subordinated to the Indebtedness on terms satisfactory to the Lenders, plus capital leases.

          Section 9.13 Interest Coverage Ratio. The Parent will not permit its Interest Coverage Ratio as of the end of any fiscal quarter of the Parent (calculated quarterly at the end of each fiscal quarter) to be less than the ratio corresponding to the applicable fiscal quarter ends set forth below:

       Ratio              Fiscal Quarter End
    -----------  -------------------------------------

    1.1 to 1.0   all fiscal quarter ends during 1996
    1.25 to 1.0  fiscal quarter ending 3/31/97
    1.50 to 1.0  fiscal quarter ending 6/30/97
    1.75 to 1.0  fiscal quarter ending 9/30/97
    2.00 to 1.0  all fiscal quarter ends after 9/30/97

"Interest Coverage Ratio" shall mean the ratio of (i) EBITDA for the period of four consecutive fiscal quarters ending on such date to (ii) cash interest payments made for such four fiscal quarters of the Parent and its Consolidated Subsidiaries.

          Section 9.14 Sale of Oil and Gas Properties. The Borrowers will not sell, assign, farm-out, convey or otherwise transfer (a "Transfer") any Oil and Gas Property or any interest in any Oil and Gas Property, except the Transfer of
(i) Hydrocarbons in the ordinary course of business, (ii) during each period between Scheduled Redetermination Dates, Oil and Gas Properties having an aggregate market value not exceeding 10% of the Borrowing Base then in effect and, upon the Borrowers' written request and upon the application of proceeds for any prepayments required by Section 2.07(d), the Agent will release its Liens covering any interests in Oil and Gas Properties included in such Transfer, and (iii) Oil and Gas Properties which are (a) not included in the most recent Reserve Report, (b) not reasonably expected by Borrowers to be included in the next Reserve Report required by Section 8.07, and (c) located outside of the Sibley, Sailes, West Bryceland and Ada fields in north Louisiana and, upon the Borrowers' written request, the Agent will release its Liens, if any, covering any interest in Oil and Gas Properties included in such Transfer.

          Section 9.15 Environmental Matters. None of the Obligors nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

          Section 9.16 Transactions with Affiliates. None of the Obligors nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate. The foregoing restrictions shall not apply to transactions with Bessemer and its Affiliates set forth in Schedule 9.16; provided that no cash or other Property (other than securities of the Parent) shall be paid by any Obligor or any Subsidiary to Bessemer or any of its Affiliates in connection with such transactions during the continuation of an Event of Default.

          Section 9.17 Subsidiaries and Partnerships. The Obligors shall not, and shall not permit any Subsidiary to, create any additional Subsidiaries or partnerships. The Obligors shall not and shall not permit any Subsidiary to sell any stock of a Subsidiary or any interest in a partnership. The Obligors shall not permit any Subsidiary to issue any stock except to the Obligors and except in compliance with Section 9.03.

          Section 9.18 Negative Pledge Agreements. None of the Obligors nor any Subsidiary will create, incur, assume or suffer to exist any agreement or arrangement (other than this Agreement, the Indenture and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property (other than Property represented by such agreement or arrangement) or restricts any Subsidiary from paying dividends to the Obligors, or which requires the consent of or notice to other Persons in connection therewith.

          Section 9.19 Partnership Agreement. The Obligors will not amend or permit to be amended the Partnership Agreements in any way which would materially adversely effect the Lenders, without the prior written consent of the Majority Lenders.

           Section 9.20  Subordinated Debt and Senior Subordinated Notes.

     (a) The Parent will not (i) amend, supplement or modify the Subordinated Debt, the Senior Subordinated Notes or the indentures under which such Debt was issued or (ii) accept any waivers in connection with any defaults under such instruments or Debt without the written consent of the Lenders, unless such amendments, supplements, modifications or waivers do not, individually or in the aggregate, materially and adversely affect the Lenders.

     (b) The Parent will not exercise its right to exchange its $2.625 Convertible Exchangeable Preferred Stock into 10 1/2% Convertible Subordinated Debentures due April 30, 2004.

     (c) The Parent will not prepay, purchase, repurchase, redeem, defease or covenant defease the Subordinated Debt or the Senior Subordinated Notes or the indentures under which such Debt was issued, except (i) in shares of the Parent's stock, (ii) if no Default or Event of Default exists or would result therefrom, prior to October 15, 1999 the Parent may redeem in the aggregate up to 35% of the original principal amount of the Senior Subordinated Notes with the proceeds of one or more equity offerings pursuant to the terms of the Indenture, and (iii) if (A) no Default or Event of Default exists, (B) no Borrowing Base deficiency exists, (C) Contour has exercised its option to purchase the remaining $27,000,000 in common stock of the Parent pursuant to the Option Agreement and (D) the following prepayment occurs within 90 days after the occurrence of the stock purchase described in clause (C), the Parent may prepay the 7-7/8% Convertible Subordinated Notes due 1999, provided that, the proceeds received by the Parent from the stock purchase described in clause (C) are fully utilized for such prepayment.

          Section 9.21 Gas Imbalances. None of the Obligors will incur or allow to exist, as at the end of any fiscal quarter, gas imbalances, take or pay or other prepayments with respect to any

Obligor's Oil and Gas Properties which would require an Obligor to deliver Hydrocarbons produced from its Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 500 million cubic feet of gas in the aggregate for all Obligors.


                                 ARTICLE X

                          EVENTS OF DEFAULT; REMEDIES

           Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

     (a) the Borrowers shall (i) default in the payment or prepayment when due of any principal of any Loan, or (ii) default, and such default shall continue for five or more days, in the payment when due of any reimbursement obligation for a disbursement made under any Letter of Credit, any interest or any fees or other amount payable by them hereunder or under any Loan Document; or

     (b) any of the Obligors or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $1,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due or to be redeemed or repurchased prior to its stated maturity; or

     (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by any of the Obligors or any Subsidiary, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material and adverse respect; or

     (d) the Obligors shall default in the performance of any of their obligations under Article IX (other than Sections 9.10 and 9.15) or any other Article of this Agreement other than under Article VIII; or the Obligors shall default in the performance of any of their obligations under Article VIII, Sections 9.10 and 9.15 or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days (five (5) days for defaults under Sections 9.10 and 9.15) after the earlier to occur of (i) notice thereof to the Obligors by the Agent or any Lender (through the Agent), or (ii) the Obligors otherwise becoming aware of such default; or

     (e) any of the Obligors shall admit in writing its inability to, or be generally unable to, pay its Debts as such Debts become due; or

     (f) any of the Obligors shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts,
(v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate or partnership action for the purpose of effecting any of the foregoing; or

     (g) a proceeding or case shall be commenced, without the application or consent of any of the Obligors, in any court of competent jurisdiction, seeking
(i) the liquidation, reorganization, dissolution or winding-up of such Obligor, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Obligor of all or any substantial part of its assets, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against such Obligor shall be entered in an involuntary case under the Federal Bankruptcy Code; or

     (h) a judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court against any of the Obligors or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and such Obligor or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement or resulting from any act or omission by the Agent, or any of the Obligors shall so state in writing; or

     (j) a Change of Control shall occur; or

     (k) the occurrence of any event which requires mandatory prepayment or repurchase, in whole or in part, of the Senior Subordinated Notes or the Subordinated Debt.

           Section 10.02  Remedies.

     (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01, the Agent may and, upon request of the Majority Lenders, shall, by notice to the Borrowers, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

     (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01, the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

     (c) Except for any Minority Proceeds, all proceeds received after maturity of the Notes, whether by acceleration or otherwise, and all proceeds received from the exercise of any remedies after the occurrence and during the continuance of an Event of Default shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure; and any excess shall be paid to the Borrowers or as otherwise required by any Governmental Requirement.

     (d) "Minority Proceeds" shall mean the amount of proceeds from time to time equal to the Minority Percentage of any proceeds received by the Agent or any Lender from the Mortgaged Property owned by either 92 JV or 94 JV by exercise of any rights or remedies under the Security Instruments after the Allocable Indebtedness of 92 JV or 94 JV, as applicable, has been paid in full. The Minority Proceeds shall not be applied as provided in Section 10.02(c) but shall be paid to 92 JV or 94 JV, as the case may be to the extent of the ownership of such proceeds, or as otherwise required by any Governmental Requirement. Unless KOC provides the Agent with a determination of how much of any proceeds are Minority Proceeds in such detail as reasonably required by the Agent on or before the receipt of such proceeds, the Agent may apply all such proceeds as provided in Section 10.02(c). In addition to such other information reasonably requested by the Agent, KOC must provide the detail of the ownership of such proceeds including the ownership of the underlying Oil and Gas Property and the then current Allocable Indebtedness and Minority Percentage for each of 92 JV and 94 JV. The Lenders will return any Minority Proceeds received by any of them, if they are notified by the Borrowers promptly after the Borrowers determine that Minority Proceeds have been paid to the Lenders and if the other information required by this Section 10.02(d) has been provided as required hereby. "DDP's Share" shall mean for 92 JV or 94 JV the percentage required to be distributed at that time by the 92 JV to the 92 DDP or by the 94 JV to the 94 DDP, respectively. "Minority Percentage" shall mean for 92 JV or 94 JV the product of the DDP's Share times the percentage required to be distributed at that time by the 92 DDP or 94 DDP Partnership Agreement, as applicable, to partners of 92 DDP or 94 DDP, respectively, that are not an Obligor or an Affiliate of an Obligor. "Allocable Indebtedness" shall mean for 92 JV or 94 JV the amount of the outstanding Indebtedness or Prior Debt the proceeds of which were advanced by a Borrower to or used by a Borrower to pay Debt of, 92 JV or 94 JV, as the case may be.


                                 ARTICLE XI

                                   THE AGENT

          Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of
Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Obligors or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Obligors, its Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent.

          Section 11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

          Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Agent has received notice from a Lender or the Borrowers specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

          Section 11.04  Rights as a Lender.   With respect to its Commitments
and the Loans made by it and its participation in the issuance of Letters of Credit, TCB (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. TCB (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Obligors (and any of its Affiliates) as if it were not acting as the Agent, and TCB and its Affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT AND THE ISSUING BANK RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWERS UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWERS UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT OR THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS
SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT OR THE ISSUING BANK, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY TO BE INDEMNIFIED.

          Section 11.06 Non-Reliance on Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Obligors of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Obligors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Obligors (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

          Section 11.07 Action by Agent. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from a majority of the Lenders specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of a majority of the Lenders and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by a majority of the Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

          Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers, and the Agent may be removed at any time with or without cause by a majority of the Lenders. Upon any such resignation or removal, a majority of the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by a majority of the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or a majority of the Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and
Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          Section 11.09 CSI. CSI shall not have any rights, powers, obligation, liabilities, responsibilities, or duties under any Loan Document.


                                 ARTICLE XII

                                 MISCELLANEOUS

          Section 12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          Section 12.02 Notices. All notices and other communications provided for herein and in the Security Instruments (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the Security Instruments) shall be given or made by telex, telecopy, telegraph, cable, courier or U.S. Mail or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Security Instruments or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the Security Instruments, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

           Section 12.03  Payment of Expenses, Indemnities, Etc.

     (a) THE OBLIGORS AGREE (I) TO PAY OR REIMBURSE EACH LENDER, THE AGENT AND CSI FOR ALL THEIR REASONABLE OUT-OF-POCKET COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE DEVELOPMENT, SYNDICATION, PREPARATION AND EXECUTION OF, AND ANY AMENDMENT, SUPPLEMENT OR MODIFICATION TO, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY OTHER DOCUMENTS PREPARED IN CONNECTION HEREWITH OR THEREWITH, AND THE CONSUMMATION AND ADMINISTRATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF (A) COUNSEL TO THE AGENT AND (B) THE AGENT CUSTOMARILY CHARGED BY IT IN CONNECTION WITH SYNDICATED CREDITS, (II) TO PAY OR REIMBURSE EACH LENDER, THE

AGENT AND CSI FOR ALL THEIR COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE ENFORCEMENT OR PRESERVATION OF ANY RIGHTS UNDER THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SUCH OTHER DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL TO EACH LENDER AND OF COUNSEL TO THE AGENT, (III) TO PAY, INDEMNIFY, HOLD EACH LENDER, THE AGENT AND CSI (AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS)("INDEMNIFIED PARTIES") HARMLESS FROM, ANY AND ALL RECORDING AND FILING FEES AND ANY AND ALL LIABILITIES WITH RESPECT TO, OR RESULTING FROM ANY DELAY IN PAYING, STAMP, EXCISE AND OTHER TAXES, IF ANY, WHICH MAY BE PAYABLE OR DETERMINED TO BE PAYABLE IN CONNECTION WITH THE EXECUTION AND DELIVERY OF, OR CONSUMMATION OR ADMINISTRATION OF ANY OF THE TRANSACTIONS CONTEMPLATED BY, OR ANY AMENDMENT, SUPPLEMENT OR MODIFICATION OF, OR ANY WAIVER OR CONSENT UNDER OR IN RESPECT OF, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY SUCH OTHER DOCUMENTS, AND (IV) TO PAY, INDEMNIFY, AND HOLD EACH INDEMNIFIED PARTY HARMLESS FROM AND AGAINST ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES (INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES), PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND ADMINISTRATION OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE USE OR THE PROPOSED USE OF PROCEEDS, CONTEMPLATED BY THIS AGREEMENT OR IN CONNECTION WITH ANY SUCH OTHER DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING RELATING TO THE VIOLATION OF, NONCOMPLIANCE WITH OR LIABILITY UNDER, ANY ENVIRONMENTAL LAW APPLICABLE TO THE PAST, PRESENT, OR FUTURE OPERATIONS OF THE OBLIGORS, OR APPLICABLE TO THE OBLIGORS' PAST, PRESENT, OR FUTURE OWNERSHIP OF ANY PROPERTY (ALL OF THE FOREGOING IN THIS CLAUSE (IV), COLLECTIVELY, THE "INDEMNITY MATTERS"), INCLUDING INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, PROVIDED THAT THE OBLIGORS SHALL HAVE NO OBLIGATION UNDER THIS CLAUSE (IV) TO ANY INDEMNIFIED PARTY WITH RESPECT TO INDEMNIFIED LIABILITIES ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON.

     (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that it shall not be reasonable for the indemnitor to withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

     (c) In the case of any indemnification hereunder, the Agent or Lender, as appropriate shall give notice to the Obligors of any such claim or demand being made against the Indemnified Party and the Obligors shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Obligors provide a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Obligors and such Indemnified Party.

     (d) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS FOUND TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

     (e) The Obligors' obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

     (f) The Obligors shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Obligors of notice of the amount due.

          Section 12.04 Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Obligors' and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the maturity of the Loans, increases the Aggregate Maximum Credit Amounts, modifies the Borrowing Base, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases any of the collateral (other than pursuant to Section 9.15 or as otherwise expressly provided by this Agreement), reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03(a), this Section 12.04 or Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

          Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           Section 12.06  Assignments and Participations.

     (a) The Borrowers may not assign their rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Agent.

     (b) Any Lender may, upon the written consent of the Agent and, and if no Event of Default has occurred and is continuing, the Borrowers (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit F (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 or such lesser amount to which the Borrowers and the Agent have consented and (ii) the assignee shall pay to the Agent a processing and recordation fee of $2,500 for each assignment. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent and the Borrowers. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrowers a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrowers will, at their own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Exhibit G giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrowers and each of the Lenders.

     (c) Each Lender may transfer, grant or make participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) extend the Revolving Credit Termination Date, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release all or substantially all of the collateral (except as expressly provided in the Security Instruments) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting

Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

     (d) The Lenders may furnish any information concerning the Borrowers in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree (prior to any such information being furnished) to be bound by the provisions of Section 12.15 hereof.

     (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

     (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrowers to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

          Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any Security Instrument.

          Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

          Section 12.10 Survival. The obligations of the parties under Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Obligors shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

          Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 12.12 No Oral Agreements. The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

           Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

     (A) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

     (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OBLIGOR HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OBLIGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE AGENT OR ANY

LENDER FROM OBTAINING JURISDICTION OVER ANY OF THE OBLIGORS IN ANY COURT OTHERWISE HAVING JURISDICTION.

     (C) EACH OBLIGOR HEREBY IRREVOCABLY DESIGNATES KELLEY OIL CORPORATION LOCATED AT 601 JEFFERSON, SUITE 1100, HOUSTON, TEXAS 77002, AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH OBLIGOR TO RECEIVE, FOR AND ON BEHALF OF SUCH OBLIGOR, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED TO SUCH OBLIGOR AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF SUCH OBLIGOR TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH OBLIGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH OBLIGOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) DAYS AFTER SUCH MAILING.

     (D) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OBLIGORS IN ANY OTHER JURISDICTION.

          Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the

Borrowers). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14.

          Section 12.15  Confidentiality.   In the event that the Borrowers
provide to the Agent or the Lenders written confidential information belonging to the Borrowers, if the Borrowers shall denominate such information in writing as "confidential", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with reasonable standards of care and diligence and not use or exploit such information for any purpose other than the transaction contemplated hereunder. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain,
(ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrowers, (iii) are previously known by the Agent or the Lenders from some source other than the Borrowers,
(iv) are hereafter developed by the Agent or the Lenders without using the Borrowers' information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrowers with respect to such information or through any other means other than through disclosure by the Borrowers, (vi) are disclosed with the Borrowers' consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or Lender imposes on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three
(3) years from the date the information was furnished, unless the Borrowers request in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrowers waive any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

           Section 12.16 Effectiveness. This Agreement shall be effective on the Closing Date (the "Effective Date").

          Section 12.17 Prior Debt Security Instruments. In the event that any of the terms, conditions, covenants, representations, or warranties contained in any of the Security Instruments assigned to the Lender by the Prior Debt holders are inconsistent or conflict with the terms of this Agreement, the terms of this Agreement shall control for all purposes.

          Section 12.18 Release of Security Instruments. Upon payment in full of the Indebtedness and termination of the Commitment and this Credit Agreement, the Agent and the Lenders shall promptly cause satisfaction and release of the Security Instruments to be entered upon the record at the expense of the Borrowers and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and release as may be appropriate to effecuate same.



                          [SIGNATURES BEGIN NEXT PAGE]

          The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWERS:                          KELLEY OPERATING COMPANY, LTD.
---------

                                    By: Kelley Oil Corporation,
                                          its Managing General Partner

                                       /s/ STEPHEN M. SMITH
                                    By:_____________________________
                                         Stephen M. Smith
                                         Treasurer

                                         Address for Notices:

                                    Kelley Oil Corp.
                                    601 Jefferson, Suite 1100
                                    Houston, Texas 77002

                                    Telecopier No.: (713) 654-2553
                                    Telephone No.: (713) 654-2510
                                    Attention:  Chief Financial Officer


                                    KELLEY OIL CORPORATION

                                       /s/ STEPHEN M. SMITH
                                    By:_____________________________
                                         Stephen M. Smith
                                         Treasurer

                                         Address for Notices:

                                    Kelley Oil Corp.
                                    601 Jefferson, Suite 1100
                                    Houston, Texas 77002

                                    Telecopier No.: (713) 654-2553
                                    Telephone No.: (713) 654-2510
                                    Attention:  Chief Financial Officer

                                    KELLEY OIL & GAS CORPORATION


                                       /s/ STEPHEN M. SMITH
                                    By:_____________________________
                                         Stephen M. Smith
                                         Treasurer

                                         Address for Notices:

                                    Kelley Oil Corp.
                                    601 Jefferson, Suite 1100
                                    Houston, Texas 77002

                                    Telecopier No.: (713) 654-2553
                                    Telephone No.: (713) 654-2510
                                    Attention:  Chief Financial Officer

GUARANTORS:                         CONCORDE GAS MARKETING, INC.
-----------

                                       /s/ STEPHEN M. SMITH
                                    By:_____________________________
                                         Stephen M. Smith
                                         Treasurer

                                         Address for Notices:

                                    Kelley Oil Corp.
                                    601 Jefferson, Suite 1100
                                    Houston, Texas 77002

                                    Telecopier No.: (713) 654-2553
                                    Telephone No.: (713) 654-2510
                                    Attention:  Chief Financial Officer

                                    KELLEY PARTNERS 1992
                                    DEVELOPMENT DRILLING JOINT
                                    VENTURE

                                    By: Kelley Partners 1992 Development
                                         Drilling Program, the Managing
                                         Joint Venturer

                                         By: Kelley Oil Corporation,
                                              its Managing General Partner

                                       /s/ STEPHEN M. SMITH
                                    By:_____________________________
                                         Stephen M. Smith
                                         Treasurer

                                         Address for Notices:

                                    Kelley Oil Corp.
                                    601 Jefferson, Suite 1100
                                    Houston, Texas 77002

                                    Telecopier No.: (713) 654-2553
                                    Telephone No.: (713) 654-2510
                                    Attention:  Chief Financial Officer

                                    KELLEY PARTNERS 1994
                                    DEVELOPMENT DRILLING JOINT
                                    VENTURE

                                    By: Kelley Partners 1994 Development
                                         Drilling Program, the Managing
                                         Joint Venturer

                                         By: Kelley Oil Corporation,
                                              its Managing General Partner


                                        /s/ STEPHEN M. SMITH
                                    By:_____________________________
                                         Stephen M. Smith
                                         Treasurer

                                         Address for Notices:

                                    Kelley Oil Corp.
                                    601 Jefferson, Suite 1100
                                    Houston, Texas 77002

                                    Telecopier No.: (713) 654-2553
                                    Telephone No.: (713) 654-2510
                                    Attention:  Chief Financial Officer

                                    KELLEY PARTNERS 1992
                                    DEVELOPMENT DRILLING PROGRAM


                                    By: Kelley Oil Corporation,
                                         its Managing General Partner


                                        /s/ STEPHEN M. SMITH
                                    By:_____________________________
                                         Stephen M. Smith
                                         Treasurer


                                    Address for Notices:

                                    Kelley Oil Corp.
                                    601 Jefferson, Suite 1100
                                    Houston, Texas 77002

                                    Telecopier No.: (713) 654-2553
                                    Telephone No.: (713) 654-2510
                                    Attention:     Chief Financial Officer


                                    KELLEY PARTNERS 1994
                                    DEVELOPMENT DRILLING PROGRAM

                                    By: Kelley Oil Corporation,
                                         its Managing General Partner


                                        /s/ STEPHEN M. SMITH
                                    By:_____________________________
                                         Stephen M. Smith
                                         Treasurer


                                    Address for Notices:

                                    Kelley Oil Corp.
                                    601 Jefferson, Suite 1100
                                    Houston, Texas 77002

                                    Telecopier No.: (713) 654-2553
                                    Telephone No.: (713) 654-2510
                                    Attention:  Chief Financial Officer

LENDER AND AGENT:                   TEXAS COMMERCE BANK NATIONAL
----------------                    ASSOCIATION, individually and
                                    as Agent



                                         /s/ GLENN P. CARSON
                                    By:______________________________

                                           Glenn P. Carson
                                    Name:____________________________

                                           Vice President
                                    Title:___________________________


                                    Lending Office for Base Rate and
                                    Eurodollar Loans (Borrowing Notification,
                                    Rate Setting Information and Relationship
                                    Manager Information):

                                    712 Main Street, 5th Floor
                                    Houston, Texas  77002

                                    Telecopier No.: (713) 216-4117
                                    Telephone No.: (713) 216-4147
                                    Attention: Bob Mertensotto
                                              Managing Director


                                    Notices for Receipt and Payment of Funds:

                                    Loan Syndication Services
                                    1111 Fannin, 9th Floor MS 46
                                    Houston, Texas 77002

                                    Telecopier No.: (713) 750-3810
                                    Telephone No.: (713) 750-2784

LENDERS:                            UNION BANK OF CALIFORNIA, N.A.
-------

                                        /s/ CARL STUTZMAN
                                    By:_____________________________
                                    Name:     Carl Stutzman
                                    Title:    Vice President


                                        /s/ TONY R. WEBER
                                    By:_____________________________
                                    Name:  Tony R. Weber
                                    Title: Vice President

                                    Lending Office for Base Rate and
                                    Eurodollar Loans:

                                    Specialized Lending Note Center
                                    1980 Saturn Street
                                    Monterey Park, CA  91754

                                    Address for Notices:

                                    4200 Lincoln Plaza
                                    500 N. Akard
                                    Dallas, TX  75201

                                    Telecopier No.:   214-922-4209
                                    Telephone No.:   214-922-4200
                                    Attention: Carl Stutzman

                                    BANQUE PARIBAS

                                        /s/ BARTON D. SCHOUEST
                                    By:_____________________________
                                         Barton D. Schouest
                                         Group Vice President


                                        /s/ DOUGLAS LIFTMAN
                                    By:_____________________________
                                         Douglas Liftman
                                         Vice President

                                    Lending Office for Base Rate and
                                    Eurodollar Loans:

                                    1200 Smith Street, Suite 3100
                                    Houston, Texas 77002

                                    Address for Notices:

                                    1200 Smith Street, Suite 3100
                                    Houston, Texas 77002

                                    Telecopier No.:  (713) 659-6915
                                    Telephone No.:  (713) 659-4811
                                    Attention: Douglas Liftman

                                    BANK OF AMERICA ILLINOIS


                                        /s/ RICHARD D. BLUTH
                                    By:_____________________________
                                    Name:  Richard D. Bluth
                                    Title: Vice President


                                        /s/ JAMES R. MCBRIDE
                                    By:_____________________________
                                    Name:  James R. McBride
                                    Title: Managing Director

                                    Lending Office for Base Rate and
                                    Eurodollar Loans:

                                    Bank of America Illinois
                                    231 South LaSalle Street
                                    Chicago, Illinois 60697


                                    Address for Notices:

                                    Bank of America Illinois
                                    231 South LaSalle Street
                                    Chicago, Illinois 60697

                                    Telecopier No.: (312) 974-9626
                                    Telephone No.:  (312) 828-4575
                                    Attention:      Gloria Turner

                                   EXHIBIT A

                                  FORM OF NOTE
                                  ------------


$ _____________________________                               December 12, 1996


     FOR VALUE RECEIVED, KELLEY OIL & GAS CORPORATION, a Delaware Corporation, KELLEY OIL CORPORATION, a Delaware corporation, and KELLEY OPERATING COMPANY, LTD., a Texas limited partnership (the "Borrowers"), jointly and severally, hereby promise to pay to the order of __________________________________ (the
"Lender"), at the Principal Office of Texas Commerce Bank National Association (the "Agent"), at 712 Main Street, Houston, Texas 77002, the principal sum of _____________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrowers under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

     This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of December 12, 1996 among the Borrowers, Concorde Gas Marketing, Inc., Kelley Partners 1992 Development Drilling Joint Venture, Kelley Partners 1994 Development Drilling Joint Venture, Kelley Partners 1992 Development Drilling Program, Kelley Partners 1994 Development Drilling Program, the Lenders which are or become parties thereto (including the Lender) and the Agent, and evidences Loans made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.


                                             KELLEY OIL & GAS CORPORATION



                                             By:
                                                -------------------------------
                                                  Stephen M. Smith
                                                  Treasurer


                                             KELLEY OIL CORPORATION


                                             By:
                                                --------------------------------
                                                  Stephen M. Smith
                                                  Treasurer


                                             KELLEY OPERATING COMPANY, LTD.

                                             By:  Kelley Oil Corporation,
                                                  its Managing General Partner


                                                  By:
                                                     ---------------------------
                                                      Stephen M. Smith
                                                      Treasurer

                                   EXHIBIT B

             FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST
             ------------------------------------------------------


                          _____________________, 199__

     Kelley Oil & Gas Corporation, a Delaware corporation ("Parent"), Kelley Oil Corporation, a Delaware corporation ("KOC") and Kelley Operating Company, Ltd., a Texas limited partnership ("Kelley Operating" together with Parent and KOC, collectively, the "Borrowers"), pursuant to the Amended and Restated Credit Agreement dated as of December 12, 1996 (together with all amendments or supplements thereto, the "Credit Agreement") among the Borrowers, the other Obligors (as therein defined) Texas Commerce Bank National Association, as Agent and the lenders which are or become parties thereto (the "Lenders"), and such Lenders, hereby make the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

/ /  1.   Revolving Credit Loans:

     (a) Aggregate amount of new Revolving Credit Loans to be $______________________;

     (b)  Requested funding date is _________________, 199__;

     (c)  $_____________________ of such borrowings are to be Eurodollar Loans;

          $_____________________ of such borrowings are to be Base Rate Loans;
          and

     (d)  Length of Interest Period for Eurodollar Loans is:

          _________________________.

/ /  2.   Eurodollar Loan Continuation for Eurodollar Loans maturing on
          _____________________:

     (a) Aggregate amount to be continued as Eurodollar Loans is $____________________;

     (b) Aggregate amount to be converted to Base Rate Loans is $____________________;

     (c) Length of Interest Period for continued Eurodollar Loans is
         ________________________.

/ /  3.   Conversion of Outstanding Base Rate Loans to Eurodollar Loans:

          Convert $__________________ of the outstanding Base Rate Loans to Eurodollar Loans on ____________________ with an Interest Period of
          ______________________.

/ /  4.   Conversion of outstanding Eurodollar Loans to Base Rate Loans:

          Convert $__________________ of the outstanding Eurodollar Loans with Interest Period maturing on ______________________, 199_, to Base Rate Loans.

     The undersigned certifies that he is the _______________________ of Kelley Oil & Gas Corporation and the _____________________ of Kelley Oil Corporation, a Delaware corporation, which is the managing general partner of Kelley Operating and that as such he is authorized to execute this certificate on behalf of the Borrowers. The undersigned further certifies, represents and warrants on behalf of the Borrowers that the Borrowers are entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                                 KELLEY OIL & GAS CORPORATION


                                 By:__________________________
                                 Name:________________________
                                 Title:_______________________


                                 KELLEY OIL CORPORATION


                                 By:__________________________
                                 Name:________________________
                                 Title:_______________________

                                 KELLEY OPERATING COMPANY, LTD.

                                 By: Kelley Oil Corporation,
                                     its Managing General Partner


                                 By:__________________________
                                 Name:________________________
                                 Title:_______________________

                                   EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------


     The undersigned hereby certifies that he is the ________________ of Kelley Oil and Gas Corporation, a Delaware corporation (the "Parent") and the ___________________ of Kelley Oil Corporation, a Delaware corporation ("KOC"), which is the managing general partner of Kelley Operating Company, Ltd., a Texas limited partnership ("Kelley Operating," together with the Parent and KOC, collectively, the "Borrowers"), Concorde Gas Marketing, Inc., a _____________corporation ("Concorde"), Kelley Partners 1992 Development Drilling Joint Venture, a Texas general partnership ("92 JV") Kelley Partners 1992 Development Drilling Program, a Texas limited partnership ("92 DDP"), Kelley Partners 1994 Development Drilling Program, a Texas limited partnership ("94 DDP"), and Kelley Partners 1994 Development Drilling Joint Venture, a Texas general partnership ("94 JV"; the Borrowers, the Parent, Concorde, 92 JV, 92 DDP, 94 DDP and 94 JV, collectively, the "Obligors") and that as such he is authorized to execute this certificate on behalf of the Obligors. With reference to the Amended and Restated Credit Agreement dated as of December 12, 1996 (together with all amendments or supplements thereto being the "Agreement") among the Obligors, Texas Commerce Bank National Association, as Agent for the lenders which are or become parties thereto (the "Lenders"), and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) The representations and warranties of the Obligors contained in
     Article VII of the Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Obligors pursuant to the Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders shall have expressly consented in writing to the contrary.

          (b) The Obligors have performed and complied with all agreements and conditions contained in the Agreement and in the Security Instruments required to be performed or complied with by them prior to or at the time of delivery hereof.

          (c) Neither the Obligors nor any Subsidiary has incurred any material liabilities, direct or contingent, since December 31, 1995, except those set forth in Schedule 9.01 to the Agreement and except those allowed by the terms of the Agreement or otherwise consented to by the Lenders in writing.

          (d) Since December 31, 1995, there has been no change or event having a Material Adverse Effect which is continuing other than as shown on
     Schedule 7.02 to the Agreement or otherwise consented to by the Lenders in writing.

          (e) There exists no Default under the Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any material loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument to which any Obligor or Subsidiary is a party evidencing or pertaining to any Debt of the Obligors or any Subsidiary aggregating $1,000,000 or more, or under any material agreement or instrument to which the Obligors or any Subsidiary is a party or by which the Obligors or any Subsidiary is bound.

          (f) The financial statements furnished to the Agent with this certificate fairly present the consolidated financial condition and results of operations of the Parent and its Consolidated Subsidiaries as at the end of, and for, the [fiscal quarter] [fiscal year] ending _________________________ and such financial statements have been prepared in accordance with the accounting procedures specified in the Agreement.

          (g) Attached hereto are the detailed computations necessary to determine whether the Parent and its Consolidated Subsidiaries are in compliance with Sections 9.12 and 9.13 of the Agreement as of the end of the [fiscal quarter] [fiscal year] ending _________________________.

     EXECUTED AND DELIVERED this ____ day of ______________.

                    KELLEY OIL & GAS CORPORATION


                    By:_____________________________
                    Name:___________________________
                    Title:__________________________

                    KELLEY OIL CORPORATION


                    By:_____________________________
                    Name:___________________________
                    Title:__________________________

                    KELLEY OPERATING COMPANY, LTD.

                    By:  Kelley Oil Corporation, its Managing General Partner


                         By:_______________________________
                         Name:_____________________________
                         Title:____________________________

                    KELLEY PARTNERS 1992 DEVELOPMENT DRILLING JOINT VENTURE

                    By: Kelley Partners 1992 Development Drilling Program, its Managing Joint Venturer

                         By:  Kelley Oil Corporation, its Managing General
                              Partner


                              By:__________________________
                              Name:________________________
                              Title:_______________________

                    KELLEY PARTNERS 1994 DEVELOPMENT DRILLING JOINT VENTURE

                    By: Kelley Partners 1994 Development Drilling Program, its Managing Joint Venturer

                         By:  Kelley Oil Corporation, its Managing General
                              Partner


                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                    KELLEY PARTNERS 1992 DEVELOPMENT DRILLING PROGRAM

                    By:  Kelley Oil Corporation,
                         its Managing General Partner


                         By:_______________________________
                         Name:
                         Title:


                    KELLEY PARTNERS 1994 DEVELOPMENT DRILLING PROGRAM

                    By:  Kelley Oil Corporation,
                         its Managing General Partner


                         By:_______________________________
                         Name:
                         Title:

                                   EXHIBIT D

                          LIST OF SECURITY INSTRUMENTS
                          ----------------------------


1. Guaranty Agreement dated as of December 12, 1996 executed by Concorde in favor of the Agent, for its benefit and the benefit of the Lenders.

2. Guaranty Agreement dated as of December 12, 1996 executed by 92 JV in favor of the Agent, for its benefit and the benefit of the Lenders.

3. Guaranty Agreement dated as of December 12, 1996 executed by 94 JV in favor of the Agent, for its benefit and the benefit of the Lenders.

4. Guaranty Agreement dated as of December 12, 1996 executed by 92 DDP in favor of the Agent, for its benefit and the benefit of the Lenders.

5. Guaranty Agreement dated as of December 12, 1996 executed by 94 DDP in favor of the Agent, for its benefit and the benefit of the Lenders.

6. Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of February 7, 1995 in favor of Bank of Montreal, as Agent, as assigned to the Agent pursuant to item 8.

7.   Financing Statement with respect to item 6.

8. Assignment of Notes and Liens and Amendment of Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of February 14, 1996 executed by the prior bank group to the Lenders and the Borrowers.

9.   Financing Statement Assignments with respect to item 8 filed with:

                    (a)  Louisiana Secretary of State
                    (b)  Texas Secretary of State

10. Modification of Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of December 12, 1996.

11.  Financing Statement Amendments with respect to item 10 above.

12. Security Agreement (Accounts, General Intangibles and Partnership Interests) dated as of February 14, 1996 executed by KOC in favor of the Agent, for its benefit and the benefit of the Lenders, as amended by First Amendment to Security Agreement dated as of December 12, 1996.

13.  Financing Statement Assignments with respect to item 8 filed with:

                    (a)  Louisiana Secretary of State
                    (b)  Texas Secretary of State

14. Instructions regarding registration of uncertificated securities with respect to item 12 above.

15.  Confirmation of registration of uncertificated securities with respect to item 12 above.

16. Assignment of Interest with respect to units of limited partnership interests pledged in item 12 above.

17. Security Agreement (Accounts, General Intangibles and Partnership Interests) dated as of February 14, 1996 executed by Kelley Operating in favor of the Agent, for its benefit and the benefit of the Lenders, as amended by First Amendment to Security Agreement dated as of December 12, 1996.

18. Financing Statement Assignments with respect to item 17 filed with the Texas Secretary of State.

19. Instructions regarding registration of uncertificated securities with respect to item 17 above.

20.  Confirmation of registration of uncertificated securities with respect to item 17 above.

                                   EXHIBIT E

                                    FORM OF

                              ASSIGNMENT AGREEMENT
                              --------------------

     ASSIGNMENT AGREEMENT ("Agreement") dated as of ________________, 199___ between: _________________________________ (the "Assignor") and
__________________________  (the "Assignee").

                                    RECITALS
                                    --------

     A. The Assignor is a party to the Amended and Restated Credit Agreement dated as of December 12, 1996 (as amended and supplemented and in effect from time to time, the "Credit Agreement") among Kelley Oil & Gas Corporation, Kelley Oil Corporation and Kelley Operating Company, Ltd. (the "Borrowers"), Concorde Gas Marketing, Inc., Kelley Partners 1992 Development Drilling Joint Venture, Kelley Partners 1994 Development Drilling Joint Venture, Kelley Partners 1992 Development Drilling Program, Kelley Partners 1994 Development Drilling Program, each of the lenders that is or becomes a party thereto as provided in Section
12.06 of the Credit Agreement (individually, together with its successors and assigns, a "Lender", and collectively, together with their successors and assigns, the "Lenders"), and Texas Commerce Bank National Association, a national banking association, in its individual capacity, ("TCB") and as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

     B. The Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, [all][a portion] of the Assignor's Maximum Credit Amount, outstanding Loans and its Percentage Share of the outstanding LC Exposure, all on the terms and conditions of this Agreement.

     C. In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS.
                                  -----------

     Section 1.01 Definitions. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

     Section 1.02 Other Definitions. As used herein, the following terms have the following respective meanings:

     "Assigned Interest" shall mean all of Assignor's (in its capacity as a "Lender") rights and obligations (i) under the Credit Agreement and the other Security Instruments in respect of the Maximum Credit Amount of the Assignor in the principal amount equal to $____________________, including, without limitation, any obligation to participate pro rata in any LC Exposure and (ii) to make Loans under the Maximum Credit Amount and any right to receive payments for the Loans outstanding under the Maximum Credit Amount assigned hereby of $__________________ (the "Loan Balance"), plus the interest and fees which will accrue from and after the Assignment Date.

          "Assignment Date" shall mean _____________________, 199___.


                                   ARTICLE II

                              SALE AND ASSIGNMENT.
                              -------------------

     Section 2.01 Sale and Assignment. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

     Section 2.02 Assumption of Obligations. The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Credit Agreement and the other Security Instruments in respect of the Assigned Interest.

     Section 2.03 Consent by Agent. By executing this Agreement as provided below, in accordance with Section 12.06(b) of the Credit Agreement, the Agent hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.

                                 ARTICLE III

                                   PAYMENTS.
                                   --------

          Section 3.01 Payments. As consideration for the sale, assignment and transfer contemplated by Section 2.01 hereof, the Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the Loan Balance, if any.
An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.02 (iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

          Section 3.02 Allocation of Payments. The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

          Section 3.03 Delivery of Notes. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.01 hereof, the Assignor shall, in the manner contemplated by Section 12.06(b) of the Credit Agreement, (i) deliver to the Agent (or its counsel) the Notes held by the Assignor and (ii) notify the Agent to request that the Borrower execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, dated the date of this Agreement in respective principal amounts equal to the respective Commitments of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.

          Section 3.04 Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

                                 ARTICLE IV

                             CONDITIONS PRECEDENT.
                             --------------------

          Section 4.01 Conditions Precedent. The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

          (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

          (b) the receipt by the Assignor of the payment required to be made by the Assignee under Section 3.01 hereof; and

          (c) the acknowledgment and consent by the Agent contemplated by
Section 2.03 hereof.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES.
                        ------------------------------

          Section 5.01 Representations and Warranties of the Assignor. The Assignor represents and warrants to the Assignee as follows:

          (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

          (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

          (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

          (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

          (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

          (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

          Section 5.02  Disclaimer.  Except as expressly provided in Section
5.01 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, the Credit Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of the Credit Agreement, the Notes or any other document referred to or provided for therein or for any failure by the Borrower or any other Person (other than Assignor) to perform any of its obligations thereunder prior or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower or the Subsidiaries or any other obligor or guarantor, or any other matter relating to the Credit Agreement or any other Security Instrument or any extension of credit thereunder.

          Section 5.03 Representations and Warranties of the Assignee. The Assignee represents and warrants to the Assignor as follows:

          (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

          (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

          (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

          (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

          (e) the Assignee has fully reviewed the terms of the Credit Agreement and the other Security Instruments and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

          (f) the Assignee hereby affirms that the representations contained in
Section 4.06(d)[(i)][ii)] of the Credit Agreement are true and accurate as to it [IF (ii) IS SELECTED ADD: and, the Assignee has contemporaneously herewith delivered to the Agent and the

Borrower such certifications as are required thereby to avoid the withholding taxes referred to in Section 4.06]; and

          (g) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.


                                   ARTICLE VI

                                 MISCELLANEOUS.
                                 -------------

          Section 6.01 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

          Section 6.02 Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Agent.

          Section 6.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent and the Borrower, and the Assignee agrees that the Agent and the Borrower are entitled to rely upon such representations and warranties.

          Section 6.04 Assignments. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

          Section 6.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 6.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

          Section 6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas.

          Section 6.08 Expenses. To the extent not paid by the Borrower pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

          Section 6.09 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

                                 ASSIGNOR
                                 --------


                                 ---------------------------------------

                                 By:   _________________________________
                                 Name:
                                 Title:

                                 Address for Notices:

                                 ----------------------------------------

                                 ----------------------------------------

                                 ----------------------------------------


                                 Telecopier No.: _______________________
                                 Telephone No.:  _______________________
                                 Attention:          ___________________

                                 ASSIGNEE
                                 --------


                                 -----------------------------------------


                                 By:  ____________________________________
                                 Name:
                                 Title:

                                 Address for Notices:

                                 -----------------------------------------

                                 -----------------------------------------

                                 -----------------------------------------


                                 Telecopier No.: _________________________
                                 Telephone No.:  _________________________
                                 Attention:          _____________________


ACKNOWLEDGED AND CONSENTED TO:

______________________________________,
as Agent



By:__________________________________
Name:
Title:

                                   EXHIBIT F

                         LIST OF MAXIMUM CREDIT AMOUNTS
                         ------------------------------


                                                                  Maximum
Name of Lender                       Percentage Share          Credit Amount
--------------                       -----------------         -------------

Texas Commerce Bank                        28.0%                $ 35,000,000
 National Association

Banque Paribas                             24.0%                $ 30,000,000

Union Bank of California,                  24.0%                $ 30,000,000
 N.A.

Bank of America Illinois                   24.0%                $ 30,000,000
                                                                ------------

     TOTAL                                  100%                $125,000,000

                                 SCHEDULE 7.02

                                  LIABILITIES
                                  -----------


          1.  Since September 30, 1996, the Borrowers have borrowed an
incremental $15 million   under the Prior Credit Agreement bringing total
borrowings to $22 million.

          2.  During October 1996, the Parent issued $125 million of 10% Senior
Subordinated   Notes due October 15, 2006.  Substantially all of the proceeds
from this financing were used to retire   $99,565,000 of the Parent's 13 1/2%
Senior Notes due June 15, 1999 plus associated expenses and accrued interest. The Company expects to record an extraordinary loss of approximately $17.4 million in the fourth quarter of 1996 as a result of the excess of the purchase
price of the 13 1/2%   Notes over their carrying value.

                                 SCHEDULE 7.03

                                   LITIGATION
                                   ----------


None.

                                 SCHEDULE 7.09

                                     TAXES
                                     -----


None.

                                SCHEDULE 7.10(A)

                                  TITLES, ETC.
                                  ------------


          Pursuant to letters of intent dated November 13, 1996 among the Parent and Williams Production Company ("Williams"), the Parent has agreed to sell Williams an undivided 50% of its right, title and interest in certain producing properties and leasehold interests located in the Houma Embayment
Area of Terrebonne Parish, Louisiana. Copies of these letters of intent have been delivered to the Agent.

                                 SCHEDULE 7.14

                         SUBSIDIARIES AND PARTNERSHIPS
                         -----------------------------


     1. The following table sets forth for each Subsidiary (i) the amount of its authorized capital stock or classes of partnership interests, (ii) the amount of its outstanding capital stock or interests and (iii) the record and beneficial owners of its outstanding capital stock or interests. The address of each of the entities below is, 601 Jefferson, Suite 1100, Houston, Texas 77002. All shares of capital stock referred to in the table are shares of common stock of the corporate Subsidiaries.


                                           AUTHORIZED             OUTSTANDING              RECORD AND
                                         CAPITAL STOCK          CAPITAL STOCK OR           BENEFICIAL
NAME OF SUBSIDIARY/1/                    OR INTERESTS           INTERESTS/UNITS             OWNERS
---------------------                    -------------         ----------------           ------------
Kelley Oil Corporation
 ("KOC")                                 1,000 shares               100                       Parent
Petrofunds, Inc.
 ("Petrofunds")                          1,000 shares             1,000                        KOC
Concorde Gas Marketing,
 Inc. ("CGM")                            1,000 shares             1,000                        KOC
Concorde Gas Intrastate,
 Inc. ("GCI")                            1,000 shares             1,000                        KOC

Kelley Operating                  limited partner interest           98%                       KOC
                                  general partner interests           2%                     KOC (1.99%)
                                                                                          Petrofunds, Inc. (.01%)

92 DDP               limited and general partner units/(2)/       16,033,009             KOC (13,422,310)   (83.72%)
                                                                                         Public (2,610,699) (12.32%)

                            other general partner interests         3.96%                    KOC (3.94%)
                                                                                         David Kelley (.02%)

92 JV                        general partner interests               100%                     92 DDP/(3)/
                                                                                         Kelley Operating/(3)/

94 DDP               limited and general partner units/(2)/       20,864,414             KOC ( 19,163,889)  (91.85%)
                                                                                         Public (1,700,525) (4.19%)

                           other general partner interests           3.96%                   KOC (3.94%)
                                                                                         David Kelley (.02%)

94 JV                        general partner interests                100%                    94 DDP/(3)/
                                                                                         Kelley Operating/(3)/


     /(1)/  Private drilling programs managed by Petrofunds are not
listed herein because Petrofunds has no economic interest therein other   than
the right to receive management fees.
     /(2)/  The units represent 96.04% of the outstanding interests
     /(3)/ Kelley Operating has a 20% reversionary interest after payout, as defined in the joint venture agreement.

                                 SCHEDULE 7.17

                             ENVIRONMENTAL MATTERS
                             ---------------------


            None.

                                 SCHEDULE 7.19

                                   INSURANCE
                                   ---------


        1. The Parent and its Subsidiaries maintain insurance providing the following coverage:

            (a) Worker's compensation and employer's liability insurance, in compliance with applicable laws.

            (b) Comprehensive general liability insurance with a single limit per occurrence of $1,000,000 and an aggregate limit of $1,000,000 for products liability and completed operations coverage, subject to customary exclusions and a $25,000 deductible.

            (c) Automobile liability and property damage insurance with per occurrence limits of$1,000,000 for bodily injury and property damage combined, subject to customary exclusions and to a deductible of $1,000.

            (d) Excess maritime employer's liability insurance with a single limit per occurrence of $975,000, subject to customary exclusions and a $25,000 deductible.

            (e) Operators extra expense indemnity of $20,000,000 with a deductible of up to $25,000 per occurrence, and care, custody and control coverage of up to $1,000,000, with a deductible of up to $10,000 per occurrence, subject to customary exclusions.

            (f) Umbrella coverage for categories (a) through (d) above, with a total limit of $50,000,000 per occurrence for bodily injury and property damage, subject to customary exclusions.

        2. The foregoing coverage will remain in full force and effect through May 1, 1997 without the payment of additional premiums.

        3. Prior to February 15, 1996 the Parent identified director and officer liability exposure as a self insured risk. Presently, director and officer liability coverage is maintained with a per occurrence limit of $20 million, subject to a deductible of up to $500,000 and customary exclusions.

                                 SCHEDULE 7.20

                               HEDGING AGREEMENTS
                               ------------------


         KOC periodically uses forward sales contracts and derivative financial
instruments covering   natural gas to reduce exposure to downward price
fluctuations on natural gas production of the   Parent and its Subsidiaries
(collectively, the "Kelley Group").  The natural gas swap agreements   generally
provide for the Kelley Group to receive or make counter party payments on the
differential   between a fixed price and a variable indexed price for natural
gas.  Through a combination of natural   gas swap agreements, approximately 35%
of the Kelley Group's anticipated natural gas production   for the period from
January through August 1997 has been hedged as of December 11, 1996 at an average NYMEX quoted price of $2.41 per MMBtu, before transaction costs and
transportation costs   on gas delivered under forward sales contracts.  A
description of Hedging Agreements in place as   of December 11, 1996 is set
forth in Attachment A hereto.

                                 SCHEDULE 9.01

                                      DEBT
                                      ----


          1.  The Parent and its Subsidiaries maintain operating leases for
office space, computer and   similar equipment with minimum rentals aggregating
$1,089,430 in 1997.

          2. As of September 30, 1996, the 92 DDP was indebted to KOC for repayment of advances aggregating $6,000,000.

                                 SCHEDULE 9.02

                                     LIENS
                                     -----



            None.

                                 SCHEDULE 9.03

                        INVESTMENTS, LOANS AND ADVANCES
                        -------------------------------



          Excepted from Section 9.03(a) of the Agreement are the advances from KOC to the 92 DDP referred to in Item 2 under Schedule 9.01.

                                 SCHEDULE 9.16

                          TRANSACTIONS WITH AFFILIATES
                          ----------------------------



        1. The Parent has entered into an advisory engagement letter dated January 23, 1996 (the "Advisory Agreement") with Bessemer Partners & Co. ("BPC"), providing for the engagement of BPC to render financial advisory services to the Parent for a term expiring at the end of 1998. Under the Advisory Agreement, BPC has agreed to assist the Parent in arranging the transactions contemplated under the Loan Documents, negotiating the related Loan Documents and restructuring the Parent's current capital structure. For its services under the Advisory Agreement, BPC was paid a fee of $2 million on the Closing Date and will be paid an additional $500,000 per year in December 1996, 1997 and 1998. In addition, BPC will be entitled to reimbursement of expenses incurred in connection with rendering advisory services. The Parent has also agreed to indemnify BPC and its Affiliates against certain liabilities under the Advisory Agreement.


        2. The Acquisition Documents include an Option Agreement to be entered into between the Parent and Contour on the Closing Date (the "Option Agreement"), providing Contour with an irrevocable option (the "Option") to purchase 27 million newly issued shares of Common Stock (the "Option Shares") at $1.00 per share (subject to antidilution provisions) at any time in whole or in part after the Closing Date as long as the exercise would not cause a Debt Event (as defined therein). The Option is required to be exercised for the full remaining number of Option Shares within 30 days after the date Contour concludes that the exercise of the Option in full would not cause a Debt Event. The Option Shares will be subject to registration rights provided under the Acquisition Documents.


        3. The Acquisition Documents provide for the appointment of John F. Bookout as Chairman, President and Chief Executive Officer of the Parent and KOC on the Closing Date and for the appointment of other Contour executives designated by him as full-time senior executives of the Parent and KOC. The employment agreements with Mr. Bookout and the other Contour executives to be joining the Parent, together with any extensions or renewals thereof, are excluded from Section 9.16 of the Agreement.

                                 ATTACHMENT A

                                TO SCHEDULES TO

             CREDIT AGREEMENT DATED AS OF DECEMBER 12, 1996 AMONG

                         KELLEY OIL & GAS CORPORATION
                            KELLEY OIL CORPORATION
                        KELLEY OPERATING COMPANY, LTD.
                              AND THE GUARANTORS
                                      AND

               TEXAS COMMERCE BANK NATIONAL ASSOCIATION AS AGENT

               SUMMARY OF HEDGING POSITION AT DECEMBER 11, 1996


SWAP TRANSACTIONS
-----------------

                    CONTRACT    PRODUCTION         VOLUME         CONTRACT
  COUNTERPARTY       DATE         MONTH           MMBTU/DAY         PRICE
  ------------       ----         -----           ---------         -----

  PARIBAS           10/09/96    JANUARY 97          35,000         $2.6050
  PARIBAS           11/15/96    JANUARY 97          20,000         $2.8500
  PARIBAS           10/09/06    FEBRUARY 97         35,000         $2.4700
  PARIBAS           11/20/96    FEBRUARY 97         20,000         $2.8500
  PARIBAS           10/09/96      MARCH 97          35,000         $2.3100
  PARIBAS           11/20/96      MARCH 97          20,000         $2.5250
  PARIBAS           11/20/96      APRIL 97          25,000         $2.2500
  PARIBAS           11/20/96       MAY 97           25,000         $2.1350
  MORGAN            11/27/96      JUNE 97           10,000         $2.2300
  MORGAN            12/05/96      JUNE 97           15,000         $2.2400
  MORGAN            11/27/96      JULY 97           10,000         $2.2300
  MORGAN            12/05/96      JULY 97           15,000         $2.2400
  MORGAN            11/27/96     AUGUST 97          10,000         $2.2300
  MORGAN            12/05/96     AUGUST 97          15,000         $2.2400